                                                                     Exhibit 3.2

               __________________________________________________



                           THIRD AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                                 COMPLETEL LLC


               __________________________________________________

                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE I
      GENERAL PROVISIONS; DEFINITIONS..................................................    2
      Section 1.1      Formation of the Company; Term..................................    2
      Section 1.2      Limited Liability Company Agreement.............................    2
      Section 1.3      Name............................................................    2
      Section 1.4      Purpose and Powers..............................................    2
      Section 1.5      Principal Office; Registered Office and Agent...................    3
      Section 1.6      No State-Law Partnership........................................    3
      Section 1.7      No UBTI.........................................................    3
      Section 1.8      Definitions.....................................................    3

ARTICLE II
      CAPITAL CONTRIBUTIONS AND ACCOUNTS...............................................   12
      Section 2.1      Authorized Units................................................   12
      Section 2.2      Capital Contributions and Issuance of Units.....................   13
      Section 2.3      Capital Accounts................................................   15
      Section 2.4      Negative Capital Accounts.......................................   16
      Section 2.5      No Interest.....................................................   16
      Section 2.6      No Withdrawal...................................................   16

ARTICLE III
      DISTRIBUTIONS AND ALLOCATIONS....................................................   16
      Section 3.1      Distributions...................................................   16
      Section 3.2      Allocations.....................................................   19
      Section 3.3      Special Allocations.............................................   20
      Section 3.4      Tax Allocations.................................................   21
      Section 3.5      Curative Allocations............................................   22

ARTICLE IV
      THE PREFERRED UNITS..............................................................   22
      Section 4.1      Conversion......................................................   22
      Section 4.2      Purchase Rights.................................................   29
      Section 4.3      Acceleration upon Occurrence of Certain Proceedings.............   30


                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE V
      MANAGEMENT.......................................................................   30
      Section 5.1      Management Authority............................................   30
      Section 5.2      Delegation of Authority.........................................   31
      Section 5.3      Composition; Meetings; Actions..................................   31
      Section 5.4      Indemnification of Members, Representatives, Officers,
                        and Others.....................................................   32

ARTICLE VI
      MEMBERS..........................................................................   33
      Section 6.1      Limitation of Liability.........................................   33
      Section 6.2      Lack of Authority of Individual Members.........................   33
      Section 6.3      Transfer of Company Interests; Withdrawal and Removal...........   33
      Section 6.4      No Right of Partition...........................................   35
      Section 6.5      Indemnification and Reimbursement for Payments on
                        Behalf of a Member.............................................   35
      Section 6.6      Certain Duties of Representatives and Officers..................   35
      Section 6.7      Confidentiality.................................................   35
      Section 6.8      Voting Rights...................................................   36

ARTICLE VII
      DISSOLUTION AND LIQUIDATION......................................................   36
      Section 7.1      Dissolution.....................................................   36
      Section 7.2      Liquidation of Company Interests................................   37
      Section 7.3      Valuation.......................................................   38

ARTICLE VIII
      BOOKS OF ACCOUNT.................................................................   39
      Section 8.1      Records and Accounting..........................................   39
      Section 8.2      Bank Accounts...................................................   39
      Section 8.3      Fiscal Year.....................................................   39
      Section 8.4      Tax Elections...................................................   39
      Section 8.5      Tax Reports.....................................................   39
      Section 8.6      Tax Controversies...............................................   40
      Section 8.7      Subpart F Income................................................   40

ARTICLE IX
      POWER OF ATTORNEY................................................................   40


                               TABLE OF CONTENTS

                                                                                          Page

ARTICLE X
      MISCELLANEOUS....................................................................   41
      Section 10.1     Conversion of the Company into a "C" Corporation................   41
      Section 10.2     Further Action..................................................   42
      Section 10.3     Title to Company Assets.........................................   42
      Section 10.4     Creditors.......................................................   42
      Section 10.5     Amendments, Modifications, or Waivers...........................   42
      Section 10.6     Successors and Assigns..........................................   43
      Section 10.7     Remedies........................................................   43
      Section 10.8     Governing Law...................................................   43
      Section 10.9     Severability....................................................   43
      Section 10.10    Counterparts....................................................   43
      Section 10.11    Descriptive Headings; Interpretation............................   43
      Section 10.12    Notices.........................................................   44
      Section 10.13    Complete Agreement..............................................   46
      Section 10.14    Business Days...................................................   46
      Section 10.15    [Intentionally Omitted].........................................   46
      Section 10.16    Delivery by Facsimile...........................................   46
      Section 10.17    Effectiveness of Agreement......................................   46


                           THIRD AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 COMPLETEL LLC
                                 -------------


          THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made as of November 23, 1999, by and among the Persons
       ---------
listed as Members on the signature pages hereto, as well as each other Person hereafter admitted as a Member (as defined herein) pursuant to the terms of this Agreement. Certain capitalized terms used herein are defined in Section 1.8.

          Lawrence F. DeGeorge ("DeGeorge"), James E. Dovey ("Dovey"), William
                                 --------                     -----
H. Pearson ("Pearson"), and Richard N. Clevenger ("Clevenger") were originally
             -------                               ---------
parties to a Limited Liability Company Agreement, dated as of January 8, 1998 (the "Prior Agreement"), governing the affairs and the conduct of business of a
      ---------------
limited liability company (the "Company") in accordance with the terms of the
                                -------
Act. On May 18, 1998, DeGeorge, Dovey, Pearson, Clevenger, and Madison Dearborn Capital Partners II, L.P. ("MDCP") entered into an Amended and Restated Limited
                            ----
Liability Company Agreement of CableTel Europe LLC (the "First Amended
                                                         -------------
Agreement"), amending and restating the Prior Agreement in its entirety.  As of
---------
January 28, 1998, the then-current Members of the Company entered into a Second Amended and Restated Limited Liability Company Agreement of CompleTel LLC (the "Second Amended Agreement"), amending and restating the First Amended Agreement
 ------------------------
in its entirety.

          Prior to the date hereof, the Members (other than Meritage Private Equity Fund, L.P. ("Meritage"), Haj LLC ("Pearson LLC #2"), Emile Karafiol
                    --------              --------------
("Karafiol"), William S. Kirsch ("Kirsch"), Northwestern University
----------                        ------
("Northwestern"), and Silver Cross Investors LLC ("SCI")) have acquired from the
--------------                                     ---
Company the respective numbers of Preferred Units and Common Units set forth opposite their names under the captions "Number of Common Units (Non-Performance-Vesting)," "Number of Common Units (Performance Vesting)," and "Number of Series A Preferred Units (as of immediately prior to date hereof)" on the attached Schedule of Units. All of the Preferred Units purchased prior to
             -----------------
the date hereof are sometimes referred to herein as the "Series A Preferred
                                                         ------------------
Units."
-----

          As of the date hereof, the Members have amended and restated the Equity Purchase Agreement, pursuant to which amendment the Members (including Meritage, Pearson LLC #2, Karafiol, Kirsch, Northwestern, and SCI) will purchase from the Company the respective numbers of additional Preferred Units set forth opposite their names under the caption "Number of Series B Preferred Units (issued as of date hereof)" on the attached Schedule of Units. The Preferred
                                            -----------------
Units purchased pursuant to such amendment are sometimes referred to herein as the "Series B Preferred Units."
     ------------------------

          The parties hereto desire that, effective as of the date hereof, each of Meritage, Pearson LLC #2, Karafiol, Kirsch, Northwestern, and SCI shall be admitted as a Member of the

Company and the Second Amended Agreement shall be amended and restated in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                        GENERAL PROVISIONS; DEFINITIONS

          Section 1.1    Formation of the Company; Term.  The Company was formed
                         ------------------------------
as of January 8, 1998, by the execution and filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by the Act (the "Certificate"). The term of the
                                                -----------
Company commenced upon the filing of the Certificate and shall continue in perpetuity until the dissolution and termination of the Company in accordance with the provisions of Article VII hereof.
                       -----------

          Section 1.2    Limited Liability Company Agreement.  The Members have
                         -----------------------------------
entered into this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Members hereby agree that during the term of the Company set forth in

Section 1.1 the rights and obligations of the Members with respect to the
-----------
Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Act provides that such rights and obligations specified in the Act shall apply "unless otherwise provided in a limited liability company agreement" or words of similar effect and such rights and obligations are set forth in this Agreement, the Act. The Members hereby incorporate Section 18-210 of the Act (entitled "Contractual Appraisal Rights") such that dissenting Members shall have contractual appraisal rights in accordance with such Section with respect to any merger or consolidation in which the Company is a constituent party to the merger or consolidation or any sale of all or substantially all of the Company's assets.

          Section 1.3    Name.  The name of the Company shall be "CompleTel LLC"
                         ----
or such other name or names as may from time to time be designated by the Board of Managers. The Company's business may be conducted under its name and/or any other name or names as the Board of Managers may deem advisable.

          Section 1.4    Purpose and Powers.  The Company is organized for the
                         ------------------
object and purpose of engaging in all such lawful transactions and business activities as may be determined by the Board of Managers. The Company shall have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent that the same may be lawfully exercised by limited liability companies under the Act.

           Section 1.5   Principal Office; Registered Office and Agent.
                         ---------------------------------------------

          (a) The principal office of the Company shall be located at 6300 Syracuse Way, Suite 355, Englewood, Colorado 80111, or at such other place (whether inside or outside the State of Delaware) as the Board of Managers may from time to time designate. The Company may have such other offices (whether inside or outside the State of Delaware) as the Board of Managers may from time to time designate.

          (b) The registered office of the Company in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The Board of Managers may, in its discretion, change the registered office and/or registered agent from time to time by (i) filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Act and (ii) giving notice of such change to each of the Members.

          Section 1.6    No State-Law Partnership.  The Members intend that the
                         ------------------------
Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the immediately following sentence, and neither this Agreement nor any document entered into by the Company or any Member shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and the Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

          Section 1.7    No UBTI.  Notwithstanding anything herein to the
                         -------
contrary, the Company shall not, and no Member or Representative (or delegate thereof) shall (or shall have the power or authority to) cause, permit, or suffer the Company to: (i) invest directly in any Person considered a flow-through entity for federal income tax purposes (other than an intermediate holding company where such investment would not cause any Tax Exempt Partner to recognize UBTI); (ii) create, incur, assume or suffer to exist any Indebtedness of the Company; or (iii) knowingly enter into any other transaction that could cause a Tax Exempt Partner to recognize UBTI as a result of its investment in any Member, provided, however, that if such a transaction is specifically
            ------------------
contemplated by this Agreement or the Equity Purchase Agreement or any of the other agreements contemplated by the exhibits thereto to which the Company is a party, the Members agree to amend this Agreement or such other agreements (to the extent they are parties thereto) to the extent necessary to avoid causing a Tax Exempt Partner to recognize UBTI.

           Section 1.8   Definitions.  Capitalized terms used but not otherwise
                         -----------
defined herein shall have the following meanings:

          "Act" means the Delaware Limited Liability Company Act, 6 Del.L. (S)
           ---
18-101, et seq., as it may be amended from time to time, and any successor
        -------
thereto.

          "Adjusted Capital Account Deficit" means with respect to any Capital
           --------------------------------
Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

          (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

          (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regula tion Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

          "Affiliate" of any particular Person means (i) any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person (other than the Company) is a partnership, any partner thereof.

          "Agreement" has the meaning set forth with respect thereto in the
           ---------
preamble.

          "Board of Managers" means the board of managers of the Company
           -----------------
described in Article V.
             ---------

          "Book Value" means, with respect to any Company property, the
           ----------
Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

          "Capital Account" has the meaning set forth with respect thereto in
           ---------------
Section 2.3(a).
--------------

          "Capital Contributions" means any cash, cash equivalents, promissory
           ---------------------
obligations, or the Fair Market Value of other property which a Member contributes or is deemed to have contributed to the Company with respect to the issuance of any Unit pursuant to Section 2.2, or (in the case of any Preferred
                                 -----------
Units) pursuant to the Equity Purchase Agreement, or (in the case of any Senior Units) pursuant to the Executive Securities Agreements, the Performance Vesting Agreement, or the Equity Purchase Agreement.

          "Certificate" has the meaning set forth with respect thereto in
           -----------
Section 1.1.
-----------

          "Class A Senior Unit" means a Unit representing a fractional part of
           -------------------
the Members' interests in the Profits, Losses, and Distributions of the Company and having the rights and obligations specified with respect to Class A Senior Units in this Agreement.

          "Class B Senior Unit" means a Unit representing a fractional part of
           -------------------
the Members' interests in the Profits, Losses, and Distributions of the Company and having the rights and obligations specified with respect to Class B Senior Units in this Agreement.

          "Class B Senior Value" of any Class B Senior Unit as of any particular
           --------------------
date shall be equal to (i) the aggregate Liquidation Value of the Preferred Unit(s) (including fractional Units) in respect of the forfeiture of which under the Performance Vesting Agreement such Class B Senior Unit was issued, as in effect on the date of such forfeiture, minus (ii) the aggregate Distributions of
                                       -----
Class B Senior Value made pursuant to Sections 3.1(c)(ii) and 3.1(f)(ii) with
                                      -------------------     ----------
respect to such Class B Senior Unit from the date of issuance prior to such particular date.

          "Class B Senior Yield," with respect to each Class B Senior Unit,
           --------------------
shall accrue on a daily basis at the rate of 8% per annum of the sum of the Class B Senior Value plus all accumulated (as provided below) and unpaid Class B Senior Yield thereon from and including the date of issuance of such Class B Senior Unit (and with respect to accumulated Class B Senior Yield, from and including the Yield Reference Dates on which such Class B Senior Yield was accumulated) to and including the date on which the Class B Senior Value of such Class B Senior Unit (plus all accrued but unpaid Class B Senior Yield thereon) is paid. The date on which the Company initially issues any Class B Senior Unit shall be deemed its "date of issuance" regardless of the number of times transfer of such Class B Senior Unit is made on the records of the Company and regardless of the number of certificates (if any) which may be issued to evidence such Class B Senior Unit. To the extent not distributed on March 31, June 30, September 30, and December 31 of each year, commencing after the date of issuance, (the "Yield Reference Dates"), all Class B Senior Yield which has
                   ---------------------
accrued on each Class B Senior Unit outstanding during the three-month period ending on such Yield Reference Date and, with respect to the first Yield Reference Date, during the period from the date of issuance of each Class B Senior Unit through such first Yield Reference Date, shall be accumulated (and shall be referred to herein as "accumulated Class B Senior Yield") and shall remain accumulated Class B Senior Yield with respect to such Class B Senior Unit until paid.

          "Clevenger" has the meaning set forth with respect thereto in the
           ---------
preamble.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended. Such term shall, at the Board of Managers' sole discretion, be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are
                                           --------
discretionary, the term "Code" shall not include them if including them would have a material adverse effect on any Member).

          "Common Unit" means a Unit representing a fractional part of the
           -----------
Members' interests in the Profits, Losses, and Distributions of the Company and having the rights and obligations specified with respect to Common Units in this Agreement; provided that with respect to Article IV hereof, "Common Units" shall
           --------                      ----------
include any securities of any class of the Company's equity securities hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or other interim distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Common Units Deemed Outstanding" means, at any given time, the number
           -------------------------------
of Common Units actually outstanding at such time, plus the number of Common Units deemed to be outstanding pursuant to Section 4.1(c)(i) and (ii), whether
                                           -----------------     ----
or not the Options or Convertible Securities are actually exercisable or convertible at such time, in each case, without duplication.

          "Company" has the meaning set forth with respect thereto in the
           -------
preamble, and, where the context requires, any successor entity described in
Section 10.1.
------------

          "Confidential Information" has the meaning set forth with respect
           ------------------------
thereto in Section 6.7.
           -----------

          "Conversion Price" means the respective conversion price of each
           ----------------
series of Preferred Units as determined pursuant to Section 4.1.
                                                    -----------

          "Conversion Security" means a Common Unit of the Company; provided
           -------------------                                      --------
that if there is a change such that the securities issuable upon conversion of the Preferred Units are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Conversion Security" shall mean one share of the security issuable upon conversion of the Preferred Units if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable for Common Units.

          "DeGeorge" has the meaning set forth with respect thereto in the
           --------
preamble.

          "Distribution" means each distribution made by the Company to a
           ------------
Member, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided that a
                                                               --------
Distribution shall not include any recapitalization or exchange of securities of the Company, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

          "Dovey" has the meaning set forth with respect thereto in the
           -----
preamble.

          "Equity Purchase Agreement" means that certain Second Amended and
           -------------------------
Restated Equity Purchase Agreement dated as of the date hereof, by and between the Company, the Investors, and the other Persons listed on the signature pages thereto, as amended from time to time in accordance with its terms.

          "Event of Withdrawal" means the death, retirement, resignation,
           -------------------
expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

          "Executive Securities Agreements" has the meaning ascribed to such
           -------------------------------
term in the Equity Purchase Agreement.

          "Executives" means the Original Executives, David E. Lacey, and each
           ----------
other holder of the Company's Common Units issued pursuant to the Executive Securities Agreements.

          "Fair Market Value" means, with respect to any asset, its fair market
           -----------------
value determined according to Section 7.3.
                              -----------

          "First Amended Agreement" has the meaning set forth with respect
           -----------------------
thereto in the preamble.

          "Fiscal Period" means any interim accounting period within a Taxable
           -------------
Year established by the Board of Managers and which is permitted or required by Code Section 706.

          "Fiscal Year" means the Company's annual accounting period established
           -----------
pursuant to Section 8.3.
            -----------

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or indebtedness issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), and (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit).

          "Indemnified Person" has the meaning set forth with respect thereto in
           ------------------
Section 5.4.
-----------

          "Investors" has the meaning set forth with respect thereto in the
           ---------
Equity Purchase Agreement.

          "Karafiol" has the meaning set forth with respect thereto in the
           --------
preamble.

          "Key Employee" has the meaning set forth with respect thereto in
           ------------
Section 2.2(c)(ii).
------------------

          "Kirsch" has the meaning set forth with respect thereto in the
           ------
preamble.

          "Liquidating Distributions" has the meaning set forth with respect
           -------------------------
thereto in Section 3.1(c).
           --------------

          "Liquidation Value" of any Preferred Unit as of any particular date
           -----------------
shall be equal to (i) the initial price paid to the Company for such Preferred Unit on its date of issuance, plus (ii) the aggregate additional Capital
                              ----
Contributions to the Company made with respect to such Preferred Unit from the date of issuance until and including such particular date, and minus (iii) the
                                                               -----
aggregate Distributions of Liquidation Value made pursuant to Sections
                                                              --------
3.1(c)(ii) and 3.1(f)(ii) with respect to such Preferred Unit from the date of
----------     ----------
issuance prior to such particular date.

          "Losses"  means items of Company loss and deduction determined in
           ------
accordance with Section 2.3(b).
                --------------

          "MDCP" has the meaning set forth with respect thereto in the preamble.
           ----

          "Member" means each of the Persons listed on the signature pages
           ------
hereto as Members and each Person who is admitted to the Company as a Member pursuant to Section 6.3 or Section 2.2, in each case so long as such Person
            -----------    -----------
continues to hold any Units.

          "Meritage" has the meaning set forth with respect thereto in the
           --------
preamble.

          "Minimum Gain" means the partnership minimum gain determined pursuant
           ------------
to Treasury Regulation Section 1.704-2(d).

          "Non-Performance-Vesting Securities" means Common Units other than
           ----------------------------------
Performance Vesting Securities.

          "Northwestern" has the meaning set forth with respect thereto in the
           ------------
preamble.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase Common Units or Convertible Securities.

          "Organic Change" has the meaning set forth with respect thereto in
           --------------
Section 4.1(e).
--------------

          "Original Executives" means Dovey, Pearson, and Clevenger.
           -------------------

          "Other Business" has the meaning set forth with respect thereto in
           --------------
Section 6.6.
-----------

          "Pearson" has the meaning set forth with respect thereto in the
           -------
preamble.

          "Pearson LLC #2" has the meaning set forth with respect thereto in the
           --------------
preamble.

          "Performance Vesting Agreement" means that certain Second Amended and
           -----------------------------
Restated Performance Vesting Agreement dated as of the date hereof, by and between the Company, the Investors, and certain of the Executives, as amended from time to time in accordance with its terms.

          "Performance-Vesting Securities" means Common Units of the Company
           ------------------------------
that are subject to performance vesting under the provisions of the Performance Vesting Agreement.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Unit" means a Unit representing a fractional part of the
           --------------
Members' interests in the Profits, Losses, and Distributions of the Company and having the rights and obligations specified with respect to Preferred Units in this Agreement. The Preferred Units issued prior to the date hereof are sometimes referred to as the "Series A Preferred Units." The Preferred Units
                              ------------------------
issued contemporaneously with the date hereof are sometimes referred to as the

"Series B Preferred Units." The Series A Preferred Units and the Series B
-------------------------
Preferred Units shall be pari passu in all respects and, except as expressly set forth in this Agreement, shall have identical rights and privileges.

          "Preferred Yield," with respect to each Preferred Unit, shall accrue
           ---------------
on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value plus all accumulated (as provided below) and unpaid Preferred Yield thereon from and including the date of issuance of such Preferred Unit (and with respect to accumulated Preferred Yield, from and including the Yield Reference Dates on which such Preferred Yield was accumulated) to and including the date on which the Liquidation Value of such Preferred Unit (plus all accrued but unpaid Preferred Yield thereon) is paid. The date on which the Company initially issues any Preferred Unit shall be deemed its "date of issuance" regardless of the number of times transfer of such Preferred Unit is made on the records of the Company and regardless of the number of certificates (if any) which may be issued to evidence such Preferred Unit. To the extent not distributed on March 31, June 30, September 30, and December 31 of each year, commencing after the date of issuance (the "Yield Reference Dates"), all Preferred Yield which has
                       ---------------------
accrued on each Preferred Unit outstanding during the three-month period ending on such Yield Reference Date and, with respect to the first Yield Reference Date, during the period from the date of issuance of each Preferred Unit through such first Yield Reference Date, shall be accumulated (and shall be referred to herein as "accumulated Preferred Yield") and shall remain accumulated Preferred Yield with respect to such Preferred Unit until paid.

          "Prior Agreement" has the meaning set forth with respect thereto in
           ---------------
the preamble.

          "Proceedings" has the meaning set forth with respect thereto in
           -----------
Section 4.3.
-----------

          "Profits" means items of Company income and gain determined according
           -------
to Section 2.3(b).
   --------------

          "Public Offering" means any underwritten sale of the Company's common
           ---------------
stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the
                                                         --------
following shall not be considered a Public Offering: (i) any issuance of common stock as consideration for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to existing securityholders or to employees of the Company or its Subsidiaries on Form S-4 or Form S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise.

          "Purchase Rights" has the meaning set forth with respect thereto in
           ---------------
Section 4.2.
-----------

          "Qualified Public Offering" means a Public Offering where both (i) the
           -------------------------
proceeds (net of underwriting discounts and commissions) received by the Company in exchange for its issuance of shares of common stock in such Public Offering equal or exceed $60 million, and (ii) the price per share of common stock paid
                             ---
to the Company in such Public Offering equals or exceeds the product of (x) 3.0 times (y) the quotient of (A) the aggregate capital contributions to the Company
-----
under the Equity Purchase Agreement (including the initial purchase price and all subsequent contributions) made on or prior to the date of such Public Offering with respect to all "Purchaser Securities" then outstanding which are derived from the Series A Preferred Units, divided by (B) the number of shares
                                           ----------
of the Company's common stock represented by all "Purchaser Securities" (on a fully diluted, as-if-converted basis) outstanding immediately prior to the consummation of such Public Offering which are derived from the Series A Preferred Units. For purposes of this definition, "Purchaser Securities" has the meanings set forth with respect thereto in the Equity Purchase Agreement.

          "Regulatory Allocations" has the meaning ascribed to such term in
           ----------------------
Section 3.5.
-----------

          "Replication Securities" has the meaning ascribed to such term in
           ----------------------
Section 2.2(c).
--------------

          "Representative" means a representative duly elected to the Board of
           --------------
Managers as provided in Section 5.3.
                        -----------

          "Required Vote" shall mean the affirmative vote of the holders of a
           -------------
majority of the Common Units (including the Preferred Units, on an as-if-converted basis) outstanding as of the record date for such vote.

          "Sale of the Company" means the arm's length sale of the Company to a
           -------------------
third party or group of third parties acting in concert, pursuant to which such party or parties acquire (i) equity securities of the Company possessing the voting power under normal circumstances to control the Company, or (ii) all or substantially all of the Company's assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company's equity securities, or sale or transfer of the Company's consolidated assets).

          "SCI" has the meaning set forth with respect thereto in the preamble.
           ---

          "Second Amended Agreement" has the meaning set forth with respect
           ------------------------
thereto in the preamble.

          "Securities Act" means the Securities Act of 1933, as amended, and
           --------------
applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section of, or any rule, regulation, or form promulgated under, the Securities Act shall be deemed to include any corresponding provisions of future law.

          "Securities and Exchange Commission" means the U.S. Securities and
           ----------------------------------
Exchange Commission and any successor governmental agency or regulatory body.

          "Securityholders Agreement" means that certain Second Amended and
           -------------------------
Restated Securityholders Agreement dated as of the date hereof, by and between the Company and certain of its securityholders, as amended from time to time in accordance with its terms.

          "Senior Units" means the Class A Senior Units and the Class B Senior
           ------------
Units.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a

"Subsidiary" of any Person shall be given effect only at such times that such
-----------
Person has one or more Subsidiaries, and, unless otherwise indicated, the term

"Subsidiary" refers to a Subsidiary of the Company.
-----------

          "Tax Exempt Partner" means any equityholder of a Member (or, with
           ------------------
respect to any equityholder of a Member that is taxed as a partnership for federal income tax purposes (a "flow-through entity"), any equityholder of such flow-through entity) which is exempt from income taxation under (S)501(a) of the Code.

          "Tax Matters Member" has the meaning set forth with respect thereto in
           ------------------
Section 8.6.
-----------

          "Taxable Year" means the Company's accounting period for federal
           ------------
income tax purposes determined pursuant to Section 8.4.
                                           -----------

          "Transfer" has the meaning set forth with respect thereto in Section
           --------                                                    -------
6.3.
---

          "Treasury Regulations" means the income tax regulations promulgated
           --------------------
under the Code and effective as of the date hereof. Such term shall, at the Board of Managers' sole discretion, be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are discretionary, the term
               --------
"Treasury Regulations" shall not include them if including them would have a material adverse effect on any Member).

          "UBTI" means unrelated business taxable income as defined in (S)512
           ----
and (S)514 of the Code.

          "Unit" means a Member's interest in the Profits, Losses and
           ----
Distributions of the Company representing a fractional part of the aggregate interests in the Profits, Losses, and Distributions of the Company of all Members and shall include Common Units, Preferred Units, and Senior Units; provided that any class or group of Units issued shall have the relative rights,
--------
powers, duties, and obligations specified with respect to such class or group of Units in this Agreement, and the interest of such class or group of Units in the Profits, Losses, and Distributions of the Company shall be determined in accordance with such relative rights, powers, duties, and obligations.

          "Unit Ownership Ledger" has the meaning set forth with respect thereto
           ---------------------
in Section 2.2(f).
   --------------


                                   ARTICLE II

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

           Section 2.1   Authorized Units.  The total authorized Units which the
                         ----------------
Company has authority to issue consist of:

          (a) 84,070 Preferred Units (consisting of 65,750 Series A Preferred Units and 18,320 Series B Preferred Units);

          (b)  131,494 Common Units;

          (c) an unlimited number of Class A Senior Units, provided that all
                                                           --------
authorized but unissued Class A Senior Units shall be reserved for issuance in exchange for other Units pursuant to the terms of the Executive Securities Agreements, and such Class A Senior Units may be issued only in exchange for other Units pursuant to the terms of the Executive Securities Agreements and under no other circumstances; and

          (d) an unlimited number of Class B Senior Units, provided that all
                                                           --------
authorized but unissued Class B Senior Units shall be reserved for issuance in exchange for other Units pursuant to the terms of the Performance Vesting Agreement, and such Class B Senior Units may be issued only in exchange for other Units pursuant to the terms of the Performance Vesting Agreement and under no other circumstances.

           Section 2.2   Capital Contributions and Issuance of Units.
                         -------------------------------------------

          (a) Initial Issuances of Common Units.  Prior to or contemporaneously
              ---------------------------------
with the execution of this Agreement, each Member set forth on the attached Schedule of Units as holding Common Units has made Capital Contributions to the
-----------------
Company in the aggregate amount set forth opposite such Member's name on the attached Schedule of Units in exchange for, and the Company has issued to such
         -----------------
Member, the number of Common Units set forth opposite such Member's name on the attached Schedule of Units.
         -----------------

          (b) Initial Issuances of Preferred Units.  Prior to or
              ------------------------------------
contemporaneously with the execution of this Agreement, each Member set forth on the attached Schedule of Units as holding Preferred Units has, pursuant to the
             -----------------
Equity Purchase Agreement, made Capital Contributions to the Company in the aggregate amounts set forth opposite such Member's name on the attached Schedule
                                                                        --------
of Units with respect to, and the Company has issued to such Member, the
--------
respective number of Series A Preferred Units and Series B Preferred Units set forth opposite such Member's name on the attached Schedule of Units.
                                                  -----------------

          (c) Additional Issuances of Common Units to Key Employees.
              -----------------------------------------------------

               (i) 100 of the Company's authorized but unissued Common Units (30 of which shall be Performance-Vesting Securities and 70 of which shall be Non-Performance-Vesting Securities) are reserved for issuance pursuant to this Section 2.2(c).
          --------------

               (ii) From time to time on or after the date hereof, the Board of Managers may approve the offer and issuance of such authorized but unissued Common Units to management or other key employees (each a "Key Employee")
                                                                ------------
     of the Company and its Subsidiaries. The Company's senior management shall make recommendations to the Board of Managers concerning, and the Board of Managers shall have sole and complete power and discretion to approve and determine, which Key Employees shall be offered such Common Units, the number of Common Units to be offered and issued to each such purchasing Key Employee, and the purchase price to be paid for the Common Units issued to each such purchasing Key Employee. None of the Common Units reserved for issuance pursuant to this Section 2.2(c) shall be offered or issued to any
                               --------------
     Person without the prior approval of the Board of Managers; provided that
                                                                 --------
     the Board of Managers shall not cause or suffer the Company to issue any of such Common Units to any Person other than a Key Employee of the Company or its Subsidiaries.

               (iii)  [Intentionally Omitted].
                      ---------------------

               (iv) In connection with any issuance of Common Units to a Key Employee of the Company and its Subsidiaries pursuant to this Section
                                                                   -------
     2.2(c), (A) such purchasing Key
     ------

     Employee shall make Capital Contributions to the Company in exchange for such purchased Common Units in the aggregate amount equal to the purchase price therefor (as determined by the Board of Managers); (B) such Key Employee shall execute a counterpart hereto (or joinder and rights agreement) accepting and agreeing to be bound by all of the terms and conditions hereof, and shall enter into such other documents and instruments to effect such purchase as are required by the Board of Managers (including, without limitation, an Executive Securities Agreement, a joinder and rights agreement (pursuant to which such purchasing Key Employee shall become a party to the Securityholders Agreement, the Registration Agreement, and (to the extent any of such Common Units constitute Performance Vesting Securities) the Performance Vesting Agreement), and such other documents, instruments, or certificates as are determined by the Board of Managers); and (C) such Key Employee's Executive Securities Agreement shall specify which portion of the Common Units issued to such Key Employee (if any) shall constitute Performance-Vesting Securities and which portion shall constitute Non-Performance-Vesting Securities, and the Performance-Vesting Securities shall be subject to performance vesting under the terms of the Performance Vesting Agreement (it being understood that in general such Common Units will be issued in "strips" consisting of Non-Performance-Vesting Securities and Performance-Vesting Securities in the ratio of 7:3, but that the Board of Managers may decide to issue such Common Units in such other amounts or ratios as it shall determine in its sole discretion).


               (v) In connection with any issuance of Common Units to a Key Employee of the Company and its Subsidiaries pursuant to this Section
                                                                   -------
     2.2(c), the Board of Managers may in its sole discretion (in lieu of
     ------
     issuing Performance Vesting Securities or in the event there are no remaining authorized and unissued Performance Vesting Securities) replicate the issuance of Performance Vesting Securities to such Key Employee by causing a portion of the Non-Performance-Vesting Securities issued to such Key Employee (such portion, the "Replication Securities") to be issued with
                                      ----------------------
     additional vesting restrictions which track the performance thresholds set forth in the Performance Vesting Agreement. Notwithstanding anything to the contrary in the foregoing sentence, any such Replication Securities will (regardless of such additional vesting restrictions) remain Non-Performance-Vesting Securities and will not be considered Performance Vesting Securities for any purpose under this Agreement, the Performance Vesting Agreement, or any of the other agreements contemplated hereby or thereby (including, without limitation, that (A) upon vesting of such Replication Securities, no "Forfeitable Purchaser Securities" (as defined in the Performance Vesting Agreement) will be forfeited under the terms of the Performance Vesting Agreement, and (B) upon forfeiture or repurchase of such Replication Securities, no "Forfeitable Purchaser Securities" will cease to be "Forfeitable Purchaser Securities" under the terms of the Performance Vesting Agreement).

          (d) Additional Issuances of Units.  Subject to the reservation of
              -----------------------------
Units pursuant to the terms of this Agreement or pursuant to any resolution of the Board of Managers and to the other restrictions on issuance set forth herein and in the other agreements to which the Company is a party (including, without limitation, in Section 6J (Preemptive Rights) of the Equity Purchase

Agreement), the Company shall issue authorized but unissued Units at such times and from time to time, to such Persons, in such amounts, at such price and on such other terms and conditions as shall be determined and approved by the Board of Managers in its sole discretion. If any Units are repurchased, redeemed, or otherwise reacquired by the Company, such Units shall be returned to authorized but unissued Units, and such Units shall be available for reissuance in accordance with the terms of this Section 2.2(d). Other than as set forth in
                                  --------------
this Section 2.2, the Company shall not offer or issue any Units to any Person.
     -----------

          (e) Certificates.  All Units issued hereunder shall be uncertificated;
              ------------
provided that the Board of Managers may approve a specie form of certificate and
--------
issue to the Members such certificates specifying the number and type of Units held by each such Member.

          (f) Unit Ownership Ledger.  The Company shall create and maintain a
              ---------------------
ledger (the "Unit Ownership Ledger") setting forth the name of each Member and
             ---------------------
the number of each class of Units held by each such Member. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger and shall deliver a copy of such updated ledger to each holder of Units. The requirements of this paragraph (f) shall terminate upon a Public Offering.

           Section 2.3   Capital Accounts.
                         ----------------

          (a) The Company shall establish and maintain a separate "Capital
                                                                   -------
Account" for each Member according to the rules of Treasury Regulation Section
-------
1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board of Managers), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation
Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

          (b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article III and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:
          -------- ----

               (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

               (ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

               (iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

               (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

               (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

               (vi) Items of income, gain, loss and deduction of the Company shall be computed as if the Company had sold any property distributed to a Member on the date of such distribution at a price equal to its Fair Market Value at that date.

          Section 2.4    Negative Capital Accounts.  No Member shall be required
                         -------------------------
to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member's Capital Account (including upon and after dissolution of the Company).

          Section 2.5    No Interest.  Except as otherwise expressly provided
                         -----------
herein, no Member shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Member shall be liable to pay interest to the Company in respect of any negative balance in its Capital Account.

          Section 2.6    No Withdrawal.  No Person shall be entitled to withdraw
                         -------------
any part of such Person's Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.


                                  ARTICLE III

                         DISTRIBUTIONS AND ALLOCATIONS

           Section 3.1   Distributions
                         -------------

          (a) Except as otherwise provided herein, the Company shall make Distributions to the Members in respect of their Units at any time and from time to time as determined by the Board of Managers in its sole discretion.

          (b) The Company shall distribute to each Member within 75 days after the close of each Taxable Year (or at such earlier times and in such amounts as determined in good faith by the Board of Managers to be appropriate to enable such Member to pay estimated income tax liabilities) an amount equal to the anticipated taxes payable on the share of taxable income allocated to such Member for such Taxable Year (after taking into account such Member's share of income, credits, deductions and other items as reported on such Members Schedule K-1 (Form 1065)), assuming for such determination the highest applicable marginal United States federal, state, and local income tax rates applicable to any Member; provided that such distributions shall be subject to the
            --------
availability of cash after the setting aside by the Board of Managers of appropriate reserves for anticipated or contingent obligations, losses and commitments of the Company. Tax distributions to a Member pursuant to this
Section 3.1(b) shall be treated as an advance on distributions to which such Member is entitled under Section 3.1 (other than this Section 3.1(b)) and
Section 7.2, and shall be offset against and reduce the amounts that such Member would otherwise receive under the provisions of Section 3.1 (other than Section 3.1(b)) and Section 7.2 in the order that such amounts would otherwise be received.

          (c) All Distributions in connection with the liquidation, dissolution or winding up of the Company ("Liquidating Distributions") shall be made to the
                               -------------------------
Members in the following order of priority:

               (i) first, to the holders of Class A Senior Units (pro rata among such holders based upon the aggregate Capital Contributions made in respect of all Class A Senior Units held by each such holder immediately prior to such Liquidating Distribution (together with simple yield thereon at a rate of 8% per annum from the date of issuance to the date of such Distribution)), until the aggregate amount distributed pursuant to this subparagraph (i) with respect to the Class A Senior Units is equal to the aggregate Capital Contributions made in respect of all Class A Senior Units outstanding immediately prior to such Distribution (together with simple yield thereon at a rate of 8% per annum from the date of issuance to the date of such Distribution);

               (ii) second, to the holders of Preferred Units and the holders of Class B Senior Units (pro rata among such holders based on the aggregate Liquidation Value (together with all accrued but unpaid Preferred Yield thereon) and Class B Senior Value (together with all accrued but unpaid Class B Senior Yield thereon) of all Preferred Units and Class B Senior Units held by each such holder immediately prior to such Liquidating Distribution), until the aggregate amount distributed pursuant to this paragraph (ii) is equal to the aggregate Liquidation Value (together with all accrued but unpaid Preferred Yield thereon) and Class B Senior Value (together with all accrued but unpaid Class B Senior Yield thereon) of all Preferred Units and Class B Senior Units outstanding immediately prior to such Liquidating Distribution;

               (iii) third, to the holders of Common Units (pro rata among such holders based on the total number of Common Units held by each such holder immediately prior to such Liquidating Distribution); provided, however,
                                                          --------
     that the holders of Preferred Units shall participate in Distributions pursuant to this clause (iii) such that holders of Preferred Units receive aggregate Distributions equal to the greater of (x) the amounts such holders are entitled to receive pursuant to clause (ii) above or (y) the amounts such holders would have received pursuant to this clause (iii) as holders of Common Units on an as-converted basis.

          (d) The Company shall be required to redeem each Class A Senior Unit upon the first to occur of a Qualified Public Offering, a Sale of the Company, or the fourth anniversary of the issuance of such Class A Senior Unit, for an amount equal to the aggregate Capital Contributions made in respect of such Class A Senior Unit on or prior to the date of such redemption (together with simple yield thereon at a rate of 8% per annum from the date of issuance to the date of such Distribution). After such Distribution has been paid in redemption of such Class A Senior Unit, such Class A Senior Unit shall be retired by the Company, and the holder thereof shall have no further rights (including any rights to receive Profits, Losses, or Distributions from the Company) with respect to such Class A Senior Unit. Except as set forth in this Section 3.1(d)
                                                                  --------------
or with respect to Liquidating Distributions under Section 3.1(c)(i) or with
                                                   -----------------
respect to tax distributions under Section 3.1(b), no Distributions shall be
                                   --------------
made by the Company with respect to any Class A Senior Units.

          (e)  [Intentionally Omitted].
                ---------------------

          (f) All Distributions (other than Liquidating Distributions, tax distributions made pursuant to Section 3.1(b), or redemptions of Class B Senior Units pursuant to Section 4.1(a)) with respect to the Preferred Units and the
                  --------------
Class B Senior Units shall be made to all holders of Preferred Units and Class B Senior Units: (i) first, pro rata among such holders based on the total accrued but unpaid Preferred Yield and Class B Senior Yield on all Preferred Units and Class B Senior Units held by each such holder on the record date for such Distribution, until the full amount of accrued Preferred Yield and Class B Senior Yield on all Preferred Units and Class B Senior Units then outstanding has been paid, and (ii) after all accrued Preferred Yield and Class B Senior Yield has been paid, pro rata among such holders based on the aggregate Liquidation Value and Class B Senior Value of all Preferred Units and Class B Senior Units held by each such holder on the record date for such Distribution.

          (g) All Distributions (other than Liquidating Distributions and tax distributions made pursuant to Section 3.1(b)) with respect to the Common Units shall be made to all holders of Common Units, pro rata among such holders based on the total number of Common Units held by each such holder on the record date for such Distribution; provided that no Distributions shall be made with respect
                       --------
to any Common Units if at the time of or immediately after any such Distribution the Company has failed to pay the full amount of accrued Preferred Yield and Class B Senior Yield on the Preferred Units and Class B Senior Units or make any redemption of Preferred Units or Class B Senior Units required hereunder.

          (h) The Members shall look solely to the assets of the Company for any Distributions, whether Liquidating Distributions or otherwise. If the assets of the Company remaining after the payment or discharge, or the provision for payment or discharge, of the debts, obligations, and other liabilities of the Company are insufficient to make any Distributions, no

Member shall have any recourse against the separate assets of any other Member (except as otherwise expressly provided herein).

          (i) If the Company has, pursuant to any clear and manifest accounting or similar error, paid any Member an amount in excess of the amount to which it is entitled pursuant to this Article III, such Member shall reimburse the
                             -----------
Company to the extent of such excess, without interest, within 30 days after demand by the Company. The Company may set off and apply any amount otherwise payable to a Member against the amounts due from the Member under this Section 3.1(i).

          (j) Notwithstanding the foregoing, in the event that the Company's ownership interest in any Subsidiary of the Company shall consist of publicly traded securities, the Company shall make a Distribution of such securities to the Members (valued for such purpose at Fair Market Value determined in accordance with Section 7.3) in accordance with the provisions of Section 3.1,
                -----------                                       -----------
which Distribution shall be effected as soon as practicable following the expiration of any contractual underwriter "holdback" period applicable to such securities. In the event that such securities are issued by a Subsidiary that meets the definition of a "foreign private issuer" under the Securities Act, the Company shall cause such securities to be represented by depositary receipts listed on a national securities exchange and shall distribute such depositary receipts in lieu of the underlying securities. Any Distribution to a Member pursuant to this Section 3.1(j) shall be treated as an advance on distributions
                 --------------
to which such Member is entitled under the provisions of Section 3.1 (other than
                                                         -----------
Section 3.1(b)) and Section 7.2 in the order that such amounts would otherwise
--------------      -----------
be received.

           Section 3.2   Allocations.
                         -----------

          (a) Except as otherwise provided in Section 3.3, Profits and Losses
                                              -----------
for any Fiscal Year shall be allocated among the Members in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Member, (ii) such Member's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Member's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under the Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 7.2.
                                                        -----------

          (b) For purposes of this Section 3.2, if Profits exceed Losses for a
                                   -----------
Fiscal Year, (i) Losses shall first be allocated to Members whose Capital Accounts are reduced as a result of the allocations under Section 3.2(a), in an
                                                          --------------
amount equal to the amount by which such Capital Accounts have been reduced and
(ii) Profits and any remaining Losses shall be allocated to Members whose Capital Accounts are increased as a result of the allocations under Section
                                                                    -------
3.2(a), in the proportion that the amount of the increase in such Member's
------
Capital Accounts as a result of the allocations under Section 3.2(a) bears to
                                                      --------------
the aggregate amount of the increase in all such Members' Capital Accounts as a result of the allocations under Section 3.2(a).
                                --------------

          (c) For purposes of this Section 3.2, if Losses exceed Profits for a
                                   -----------
Fiscal Year, (i) Profits shall first be allocated to Members whose Capital Accounts are increased as a result of the allocations under Section 3.2(a), in
                                                            --------------
an amount equal to the amount by which such Capital Accounts have been increased and (b) Losses and any remaining Profits shall be allocated to Members whose Capital Accounts are reduced as a result of the allocations under Section
                                                                  -------
3.2(a), in the proportion that the amount of the reduction in such Member's
------
Capital Accounts as a result of the allocations under Section 3.2(a) bears to
                                                      --------------
the aggregate amount of the reduction in all such Members' Capital Accounts as a result of the allocations under Section 3.2(a).
                                --------------

          (d) If deemed appropriate by the Board of Managers in its discretion in order to cause the allocations pursuant to this Section 3.2 to more closely
                                                   -----------
reflect the actual economic arrangement among the Members, all Preferred Units shall be treated as converted under Section 4.1(a) (and all Class B Senior Units
                                    --------------
shall be treated as being entitled to their redemption proceeds under Section
                                                                      -------
4.1(a)) immediately prior to any hypothetical liquidation of the Company under
------
Section 3.2(a) if such conversion (and related redemption of Class B Senior
--------------
Units) would entitle the holders of the Preferred Units to receive a larger hypothetical distribution (in respect of the Preferred Units, the Class B Senior Units, and the Conversion Securities into which such Preferred Units are deemed converted) in connection with such hypothetical liquidation of the Company (such hypothetical liquidation determined according to Section 3.2(a) as if the
                                                 --------------
Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 7.2). Whether the Preferred Units shall be treated as converted (and
   -----------
the Class B Senior Units redeemed) shall be determined separately by the Board of Managers any time an allocation is required under this Section 3.2.
                                                          -----------

           Section 3.3   Special Allocations.
                         -------------------

          (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation
Section 1.704-2(i)(4).

          (b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each Member ratably among such Members based upon the number of outstanding Units held by each such Member immediately prior to such allocation. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 3.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regula tion Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

          (c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 3.3(a) and 3.3(b) but before the application of any other provision of this Article III, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit.
This Section 3.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

          (d) Profits and Losses described in Section 2.3(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

          (e) If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 1272-1274, 7872, 483, 482, 83 or any similar provision now or hereafter in effect, and the Board of Managers determines that any corresponding Profit or Loss of the Company should be allocated to the Members who recognized such item in order to reflect the Members' economic interests in the Company, then the Company may so allocate such Profit or Loss.

           Section 3.4   Tax Allocations
                         ---------------

          (a) Except as provided in Sections 3.4(b), (c) and (d), the income,
                                    ---------------  ---     ---
gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

          (b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

          (c) If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

          (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the

Board of Managers taking into account the principles of Treasury Regulation
Section 1.704-1(b)(4)(ii).

          (e) Allocations pursuant to this Section 3.4 are solely for purposes
                                           -----------
of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

          (f) The Board of Managers may, but shall not be obligated to, elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Code Section 754.

          Section 3.5    Curative Allocations.  The allocations set forth in
                         --------------------
Section 3.3 (the "Regulatory Allocations") are intended to comply with certain
-----------       ----------------------
requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations.
The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Company distributions. Accordingly, notwithstanding the other provisions of this
Article III, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations.
In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section
                                                                     -------
3.3(a) or Section 3.3(b) would cause a distortion in the economic arrangement
------    --------------
among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.


                                   ARTICLE IV

                              THE PREFERRED UNITS

           Section 4.1   Conversion.
                         ----------

          (a)  Conversion Procedure.
               --------------------

               (i) At any time and from time to time, any holder of Preferred Units may convert all or any portion of the Preferred Units (including any fraction of a Unit) held by such holder into a number of Conversion Securities determined as follows:
     (A) in the case of Series A Preferred Units, a number of Conversion Securities computed by multiplying the number of Series A Preferred Units to be converted by $1,000 and dividing the result by the Conversion Price then in effect for the Series A Preferred Units, and (B) in the case of Series B Preferred Units, a number of Conversion Securities computed by multiplying the number of Series B Preferred Units to be converted by $2,300 and dividing the result by the Conversion Price then in effect for the Series B Preferred Units.

               (ii) If any converting holder holds any Class B Senior Units, a portion of such Class B Senior Units shall be redeemed simultaneously with, and contingent upon, the consummation of a conversion of Preferred Units by such holder equal to the product of (x) the number of Class B Senior Units held by such converting holder immediately prior to such conversion times
                                                                         -----
     (y) the percentage of the Preferred Units held by such converting holder immediately prior to such conversion that are being converted in such conversion, at a price per Class B Senior Unit equal to the accrued but unpaid Class B Senior Yield on such Class B Senior Unit (which price shall be paid pursuant to Section 4.1(a)(v)(B)).
                         --------------------

               (iii) Except as otherwise provided herein, each conversion of Preferred Units shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Units to be converted have been surrendered for conversion (or, if none, the date on which a written notice of such conversion has been presented) at the principal office of the Company. At the time any such conversion has been effected, the rights of the holder of the Preferred Units converted as a holder of Preferred Units shall cease and the Person or Persons in whose name or names any certificate or certificates for Conversion Securities are to be issued (or, if none, in whose name or names such Conversion Securities are to be recorded in the Company's records) upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Securities represented thereby.

               (iv) Notwithstanding any other provision hereof, if a conversion of Preferred Units is to be made in connection with any transaction or proposed transaction affecting the Company (including, without limitation, a public offering of the Company's securities, change of control, or a liquidation or dissolution), the conversion of any Preferred Units may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall be deemed to be effective upon the consummation of such transaction or immediately prior thereto (at the election of such holder).

               (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (A) below), the Company shall deliver to the converting holder:

                    (A) if the Conversion Securities are certificated, a certificate or certificates representing the number of Conversion Securities issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (B) payment in cash of an amount equal to all accrued but unpaid Preferred Yield with respect to each Preferred Unit converted (plus, if applicable, the accrued but unpaid Class B Senior Yield with respect to each Class B Senior Unit redeemed in connection with such conversion); provided that if such conversion is in connection with a
                       --------
          public offering of the Company's equity securities, all or any portion of such Preferred Yield (and, if applicable, Class B Senior Yield) may at the option of the converting holder be payable in the form of a number of Common Units (or equivalent common equity securities of the Company) equal to the quotient of (x) the amount of Preferred Yield (and, if applicable, Class B Senior Yield) to be paid in the form of Common Units (or other common equity securities), divided by (y) the
                                                            ----------
          gross offering price per Common Unit (or equivalent common equity security) in such public offering); and

                    (C) if the Preferred Units are certificated, a certificate representing any Preferred Units which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted (and, if the Class B Senior Units are certificated and any Class B Senior Units are redeemed in connection with such conversion, a certificate representing any Class B Senior Units which were represented by the certificate or certificates delivered to the Company in connection with such redemption but which were not redeemed).

               (vi) The issuance of certificates (if any) for Conversion Securities upon conversion of Preferred Units shall be made without charge to the holders of such Preferred Units for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Securities. Upon conversion of each Preferred Unit, the Company shall take all such actions as are necessary in order to insure that the Conversion Securities issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (vii) The Company shall not close its books against the transfer of Preferred Units or of Conversion Securities issued or issuable upon conversion of Preferred Units in any manner which interferes with the timely conversion of the Preferred Units. The Company shall assist and cooperate with any holder of Preferred Units required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Units hereunder (including, without limitation, making any filings required to be made by the Company).

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Securities, solely for the purpose of issuance upon the conversion of the Preferred Units, such number of Conversion Securities issuable upon the conversion of all outstanding Preferred Units. All Conversion Securities which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Conversion Securities may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued Conversion Securities to be less than the number of such securities required to be reserved hereunder for issuance upon conversion of the Preferred Units.

          (b)  Conversion Price.
               ----------------

               (i) The initial Conversion Price for the Series A Preferred Units shall be $796.97. The initial Conversion Price for the Series B Preferred Units shall be $1,833.03. In order to prevent dilution of the conversion rights granted under this Section 4.1, the Conversion Price for each series
                               -----------
     of Preferred Units shall be subject to adjustment from time to time pursuant to this Section 4.1(b).
                      --------------

               (ii) If and whenever the Company issues or sells, or in accordance with Section 4.1(c) is deemed to have issued or sold, any Common
                     --------------
     Units for a consideration per Unit less than the Conversion Price for any series of Preferred Units in effect as of the date of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price for such series of Preferred Units shall be reduced to a new Conversion Price determined by dividing (A) the sum of (1) the number of Common Units Deemed Outstanding immediately prior to such issue or sale multiplied by the Conversion Price for such series of Preferred Units in
     -------------
     effect as of the date of such issue or sale, plus (2) the consideration, if
                                                  ----
     any, received by the Company upon such issue or sale, by (B) the number of
                                                           --
     Common Units Deemed Outstanding immediately after such issue or sale.

               (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to (A) the issuance of Common Units pursuant to Section 2.2(a) or (c) hereof, or (B) the granting
                              --------------    ---
     of securities to Key Employees of the Company and its Subsidiaries, or the issuance of Common Units upon exercise thereof, pursuant to the Company's Permitted Securities Plan (as defined in the Equity Purchase Agreement).

          (c) Effect on Conversion Price of Certain Events.  For purposes of
              --------------------------------------------
determining the adjusted Conversion Price under Section 4.1(b), the following
                                                --------------
shall be applicable:

               (i) Issuance of Rights or Options.  If the Company in any manner
                   -----------------------------
     grants or sells any Options and the price per Unit for which Common Units are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price for any series of

     Preferred Units in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per Unit. For purposes of this paragraph, the "price per Unit for which Common Units are issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Common Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Units are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities.  If the Company in any
                    ----------------------------------
     manner issues or sells any Convertible Securities and the price per Unit for which Common Units are issuable upon conversion or exchange thereof is less than the Conversion Price for any series of Preferred Units in effect immediately prior to the time of such issue or sale, then the maximum number of Common Units issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per Unit. For the purposes of this paragraph, the "price per Unit for which Common Units are issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
     (B) the total maximum number of Common Units issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Units are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.1, no further
                                                     -----------
     adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate.  If the purchase
                     -----------------------------------------
     price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Units changes at any time, the Conversion

     Price for each series of Preferred Units in effect at the time of such change shall be immediately adjusted to the applicable Conversion Price which would have been in effect for such series of Preferred Units at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4.1(c), if the terms of any Option or
                          --------------
     Convertible Security which was outstanding as of the date of issuance of the Preferred Units are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Units deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that
                                                                  --------
     no such change shall at any time cause the Conversion Price hereunder for any series of Preferred Units to be increased.

               (iv) Treatment of Expired Options and Unexercised Convertible
                    --------------------------------------------------------
     Securities. Upon the expiration of any Option or the termination of any
     ----------
     right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price for each series of Preferred Units then in effect hereunder shall be adjusted immediately to the applicable Conversion Price which would have been in effect for such series of Preferred Units at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 4.1(c), the expiration or termination of any Option or
             --------------
     Convertible Security which was outstanding as of the date of issuance of the Preferred Units shall not cause the Conversion Price hereunder for any series of Preferred Units to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Units.

               (v) Calculation of Consideration Received.  If any Common Unit,
                   -------------------------------------
     Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Unit, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration. If any Common Unit, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Unit, Option or Convertible Security, as the case may be. The Fair Market Value of such consideration shall be determined in accordance with the provisions of
     Section 7.3.
     -----------

               (vi) Integrated Transactions.  In case any Option is issued in
                    -----------------------
     connection with the issue or sale of other securities of the Company, together constituting one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued without consideration.

               (vii) Treasury Securities.  The number of Common Units
                     -------------------
     outstanding at any given time shall not include securities owned or held by or for the account of the Company or any Subsidiary, and the disposition of any Units so owned or held shall be considered an issue or sale of Common Units.

               (viii) Record Date.  If the Company takes a record of the holders
                      -----------
     of Common Units for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Units, Options or in Convertible Securities or (B) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d) Subdivision or Combination of Common Units.  If the Company at any
              ------------------------------------------
time subdivides (by any securities split, securities dividend, recapitalization or otherwise) one or more classes of its outstanding Common Units into a greater number of Units, the Conversion Price for each series of Preferred Units in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse securities split, securities combination or otherwise) one or more classes of its outstanding Common Units into a smaller number of Units, the Conversion Price for each series of Preferred Units in effect immediately prior to such combination shall be proportionately increased.

          (e) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Units are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Units, is referred to herein as an "Organic Change". Prior to the consummation of any
                          --------------
Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Units then outstanding, in their good faith judgment) to insure that each of the holders of Preferred Units shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Securities immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Units, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Units immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Units then outstanding, in their good faith judgment) to insure that the provisions of this
Section 4.1 and Section 4.2 hereof shall thereafter be applicable to the
-----------     -----------
Preferred Units (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price for each series of Preferred Units and a corresponding immediate adjustment in the number of Conversion Securities acquirable and receivable upon conversion of such series of Preferred Units, if the value for the Common Units reflected by the terms of such consolidation, merger, or sale is less than the Conversion Price for such series of Preferred Units in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Units then outstanding, in their good faith judgment) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f) Certain Events.  If any event occurs of the type contemplated by
              --------------
the provisions of this Section 4.1, but not expressly provided for by such
                       -----------
provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Managers shall make an appropriate adjustment in the Conversion Price for each series of Preferred Units so as to protect the rights of the holders of Preferred Units; provided that no such adjustment shall increase the Conversion
                 --------
Price for any series of Preferred Units as otherwise determined pursuant to this
Section 4.1 or decrease the number of Conversion Securities issuable upon
-----------
conversion of each Preferred Unit.

          (g)  Notices.
               -------

               (i) Immediately upon any adjustment of the Conversion Price for any series of Preferred Units, the Company shall give written notice thereof to all holders of Preferred Units, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to all holders of Preferred Units at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any Distribution upon Common Units, (b) with respect to any pro rata subscription offer to holders of Common Units, or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Company shall also give written notice to the holders of Preferred Units at least 20 days prior to the date on which any Organic Change shall take place.

          (h) No Avoidance.  If the Company shall enter into any transaction for
              ------------
the purpose of avoiding the application of the provisions of this Section 4.1,
                                                                  -----------
the benefits provided by such provisions shall nevertheless apply and be preserved.

          (i) Mandatory Conversion.  All holders of Preferred Units shall be
              --------------------
required to convert the Preferred Units held by each such holder in accordance with the provisions of this Section 4.1 (A) contemporaneously with any Qualified
                            -----------
Public Offering, or (B) upon the affirmative vote of the holders of at least 80% of the Preferred Units then outstanding. Any mandatory conversion under clause (A) of the immediately preceding sentence shall only be effected at the time of and subject to the closing of the sale of shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered by the Company to all holders of Preferred Units at least seven days prior to such closing.

          Section 4.2    Purchase Rights.  If at any time the Company grants,
                         ---------------
issues, distributes or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Units (the "Purchase Rights"), then each holder
                                           ---------------
of Preferred Units shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Conversion Securities acquirable upon conversion of such holder's Preferred Units immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Units are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 4.3    Acceleration upon Occurrence of Certain Proceedings.
                         ---------------------------------------------------
The Preferred Units and the Class B Senior Units shall not be redeemable, except as set forth in this Section 4.3 (and, in the case of Class B Senior Units,
                     -----------
Section 4.1).  If at any time the Company makes an assignment for the benefit of
-----------
creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (a) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days (any of the foregoing, a "Proceeding"), then the holders of a majority of the Preferred Units then
   ----------
outstanding may demand (by written notice delivered to the Company) immediate redemption of all or any portion of the Preferred Units and Class B Senior Units owned by such holders at a price per Unit equal to the Liquidation Value (or Class B Senior Value, as applicable) thereof (plus all accrued and unpaid Preferred Yield (or Class B Senior Yield, as applicable) thereon).

                                   ARTICLE V

                                   MANAGEMENT

 The provisions of this Article V are subject to certain voting agreements and provisions relating to the composition of, and the election, term, resignation, removal, and replacement of representatives to, the Board of Managers and other matters set forth in the Securityholders Agreement (as defined herein).

          Section 5.1    Management Authority.  Except as otherwise expressly
                         --------------------
provided in this Agreement, (i) the Board of Managers shall conduct, direct, and exercise full control over all activities of the Company, (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board of Managers, and (iii) the Board of Managers shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument, or other document to which the Company is a party. No Representative shall individually have the authority to bind the Company in any way, to take any action that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, unless such authority has been granted to such Representative by the Board.

          Section 5.2    Delegation of Authority.  The Board of Managers may,
                         -----------------------
from time to time, (i) appoint one or more Persons to be officers of the Company and may assign such titles and functions, and delegate such authority and duties, to such officers as it shall deem necessary or desirable, (ii) appoint, employ or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion, and (iii) delegate to any Person (including any Member or officer of the Company or any Representative, and including through the creation of one or more committees) such authority and powers to act on behalf of the Company as it shall deem advisable in its sole discretion. Any appointment, employment, or other delegation pursuant to this
Section 5.2 may be revoked at any time and for any or no reason by the Board of
-----------
Managers in its sole discretion.

           Section 5.3   Composition; Meetings; Actions.
                         ------------------------------

          (a) The number of Representatives which shall constitute the Board of Managers as of the date of execution of this Agreement shall be eight (8). Thereafter, the number of Representatives shall be established from time to time by a Required Vote. The Representatives shall be elected to the Board of Managers by a Required Vote. Each Representative shall hold office until a successor is appointed or until his or her earlier death, resignation or removal as herein provided. Any Representative or the entire Board of Managers may be removed at any time, with or without cause, by a Required Vote. Vacancies and newly created Representative positions resulting from any increase in the authorized number of Representatives may be filled as determined by a

Required Vote. Each Representative so chosen shall hold office until a successor is appointed or until his or her earlier death, resignation or removal as herein provided.

          (b) A majority of the total number of Representatives present in person or by proxy shall constitute a quorum for the transaction of business. The vote of a majority of the Representatives present in person or by proxy at a meeting of the Board of Managers at which a quorum is present shall be the act of the Board of Managers. Each Representative shall be entitled to one vote on all matters submitted to a vote of the Board of Managers; provided that so long
                                                          --------
as (and solely to the extent) required by the terms of the Securityholders Agreement, one of the MDCP Representatives (as such term is defined in the Securityholders Agreement) (which MDCP Representative shall be designated from among the MDCP Representations present in person or by proxy for such vote by the MDCP Representatives present in person (or, if none, by proxy) for such vote) shall be entitled to two votes (and, during such time as such MDCP Representative is entitled to two votes, a "majority" of the Representatives shall for all purposes (including determinations hereunder of the existence of a quorum or of a majority vote required for action by the Board of Managers) mean Representatives entitled to cast a majority of the total votes that may be cast by all Representatives). Notice shall be given at least 48 hours prior to any meeting of the Board of Managers. Notice may be waived before or after a meeting or by attendance at such meeting without protest as to the adequacy of notice. Notice shall be given in the manner described in Section 10.12 and
                                                          -------------
shall be deemed received as provided in Section 10.12.  Representatives may
                                        -------------
participate in a meeting of the Board of Managers by means of a telephone or other teleconferencing or videoconferencing equipment, and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken by the Board of Managers at a meeting may be taken without a meeting with the unanimous written consent of all Representatives serving thereon. The Board of Managers may adopt such other procedures governing meetings and the conduct of business as it shall deem appropriate.

           Section 5.4   Indemnification of Members, Representatives, Officers,
                         ------------------------------------------------------
and Others.
----------

          (a) The Company hereby agrees to indemnify and hold harmless any Person (each an "Indemnified Person") to the fullest extent permitted under the
                 ------------------
Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person's Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as a Representative, officer, employee or agent of the Company or is or was serving at the request of the Company as a representative, officer, director, principal, member, employee or agent of another partnership, corporation, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board of Managers otherwise consents) no
            -------- ----
Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person's or its Affiliates' gross negligence, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties or covenants by such

Indemnified Person or its Affiliates contained herein or in any other agreement with the Company, or for any Losses incurred by the Company. Expenses, including attorney fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

          (b) The right to indemnification and the advancement of expenses conferred in this Section 5.4 shall not be exclusive of any other right which
                  -----------
any Person may have or hereafter acquire under any statute, agreement, by-law, vote of Representatives or otherwise.

          (c) The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in paragraph
(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 5.4.
        -----------

          (d) Notwithstanding anything contained herein to the contrary (including in this Section 5.4), any indemnity by the Company relating to the
                   -----------
matters covered in this Section 5.4 shall be provided out of and to the extent
                        -----------
of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

          (e) If this Section 5.4 or any portion hereof shall be invalidated on
                      -----------
any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 5.4 to the fullest extent permitted by any applicable portion of
     -----------
this Section 5.4 that shall not have been invalidated and to the fullest extent
     -----------
permitted by applicable law.


                                   ARTICLE VI

                                    MEMBERS

          Section 6.1    Limitation of Liability.  Except as otherwise provided
                         -----------------------
by applicable laws, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Representative shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Representative of the Company; provided that a Member shall be required to return to the Company any
         -------- ----
Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

          Section 6.2    Lack of Authority of Individual Members.  Unless
                         ---------------------------------------
delegated such power in accordance with Section 5.2, no Member shall in its
                                        -----------
capacity as such have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of Managers of the powers and rights conferred upon it by law and this Agreement.

           Section 6.3   Transfer of Company Interests; Withdrawal and Removal.
                         -----------------------------------------------------

          (a) THE TRANSFER OF INTERESTS IN THE COMPANY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE EQUITY PURCHASE AGREEMENT, THE SECURITYHOLDERS AGREEMENT, THE PERFORMANCE VESTING AGREEMENT, AND THE EXECUTIVE SECURITIES AGREEMENTS. IN ADDITION, NO MEMBER MAY TRANSFER ALL OR ANY PORTION OF SUCH MEMBER'S INTEREST IN THE COMPANY WITHOUT THE PRIOR WRITTEN CONSENT OF THE BOARD OF MANAGERS (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD) IF SUCH TRANSFER WOULD CAUSE THE COMPANY TO HAVE MORE THAN 100 PARTNERS WITHIN THE MEANING OF TREASURY REGULATION 1.7704-1(h).

          (b) No Member may sell, assign, pledge, transfer or otherwise dispose of all or any portion of such Member's Units (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer"), unless (i) such Transfer complies with the relevant provisions
    --------
of any agreements to which the Company and such Member are parties, and (ii) the transferee furnishes to the Company (A) a letter of acceptance, in form reasonably satisfactory to the Board of Managers, of all the terms and conditions of this Agreement and (B) such other documents, instruments, or certificates as shall in good faith be deemed necessary or appropriate by the Board of Managers in order to effect such Person's admission as a Member.

          (c) Any attempted Transfer which violates the provisions of this
Section 6.3 shall be void and the purported buyer, assignee, transferee,
-----------
pledgee, mortgagee or other recipient shall have no interest in or rights to Company assets, profits, losses or distributions, and neither the Members nor the Company shall be required to recognize any such interest or rights.

          (d) A Transfer permitted under this Section 6.3 shall be effective as
                                              -----------
of the date of assignment and compliance with the conditions to such Transfer set forth herein, and such Transfer shall be shown on the books and records of the Company. Profits, Losses, and other Company items shall be allocated between the transferor and the transferee according to Code Section 706. Distributions made with respect to the transferred Units before the effective date of such Transfer shall be paid to the transferor, and Distributions made with respect to such transferred Units after such date shall be paid to the transferee.

          (e) Any Member who shall transfer any Units shall cease to be the holder of such Units and, if such Units constitute all of such Member's Company interests, shall cease to be a Member, and such transferring Member shall no longer have any rights or privileges hereunder with respect to such transferred Units; provided that (i) the applicable provisions of Sections 5.4 and 6.1 shall
       --------                                       ------------     ---
continue to inure to such Person's benefit, (ii) such Person shall not be relieved of any liability of such Person to the Company or the other Members with respect to the transferred Units that may exist on the transfer date or that is otherwise specified in the Act and incorporated into this Agreement or for any present or future breaches of any representations, warranties, or covenants by such Person contained herein or in the other agreements to which such Person and the Company are parties.

          (f) No Member may, or may be required to, withdraw from the Company, except upon a Transfer of such Member's Units in accordance with this Section
                                                                      -------
6.3 or upon a permitted repurchase or redemption of such Member's Units pursuant
---
to the provisions of this Agreement or any other agreement to which the Company and such Member are parties.

          (g) No Person shall be admitted as a Member of the Company, except upon a Transfer of Units to such Person in accordance with this Section 6.3 or
                                                                -----------
upon the issuance of Units to such Person in accordance with the provisions of
Section 2.2.
-----------

          Section 6.4    No Right of Partition.  No current or former Member
                         ---------------------
shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

          Section 6.5    Indemnification and Reimbursement for Payments on
                         -------------------------------------------------
Behalf of a Member.  Subject to the provisions of the Employment Agreements, if
------------------
the Company is obligated to pay any amount to a governmental body (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal withholding taxes with respect to foreign members, state personal property taxes, state unincorporated business taxes, etc.), then such Member shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). The Board of Managers may offset Distributions to which a Member is otherwise entitled under this Agreement against such Person's obligation to indemnify the Company under this section.

           Section 6.6   Certain Duties of Representatives and Officers.
                         ----------------------------------------------

          (a) Except as otherwise specifically provided in this Agreement or in the other agreements contemplated hereby, each of the Company's Representatives and officers shall owe to the Company and the Members the same duties and obligations that would be owed to a corporation organized under the Delaware General Corporation Law by its directors and officers (as such duties and obligations are defined, described, and explained under the laws of the State of Delaware); provided that, to the fullest extent permitted by the Delaware
           --------
General Corporation Law as the same exists or may hereafter be amended, a Representative or officer shall not be liable to the Company or its Members for monetary damages for any breach of fiduciary duty as a Representative or officer, and any repeal or modification of this Section 6.6 shall not adversely affect any right or protection of a Representative or officer of the Company existing at the time of such repeal or modification.

          (b) To the extent that any Representative or officer or Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, (i) any such Representative, officer or Member acting under this Agreement shall not be liable to the Company or to any Member for such Person's good faith reliance on the provisions of this Agreement, the records of the Company, and such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, by committees of the Board of Managers, or by any other Person as to matters such Representative, officer, or Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, and (ii) the Representative's, officer's, or Member's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of the Representatives, officers, or Members otherwise existing at law or in equity.

          Section 6.7    Confidentiality.  Each Member recognizes and
                         ---------------
acknowledges that it may receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries, including but not limited to confidential information of the Company and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries (the "Confidential Information").
                                                 ------------------------
Each Member (on behalf of itself and, to the extent that such Member would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized representatives and employees of the Company or its Subsidiaries and as otherwise may be proper in the course of performing such Member's obligations, or enforcing such Member's rights, under this Agreement;
(ii) as part of such Member's normal reporting or review procedure, or in connection with such Member's or its Affiliates' normal fund raising, marketing, informational or reporting activities, or to such Member's (or any of its Affiliates') auditors, attorneys or other agents; (iii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such purchaser or merger partner agrees to be
                   --------
bound by the provisions of this Section 6.7; or (iv) as is required to be
                                -----------
disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that the Member required to make such disclosure shall
            --------
provide to the Board of Managers prompt notice of any such disclosure. For purposes of this Section, "Confidential Information" shall not include any information: (x) of which such Person (or its Affiliates) became aware prior to its affiliation with the Company, (y) of which such Person (or its Affiliates) learns from sources other than the Company or its Subsidiaries, whether prior to or after such information is actually disclosed by the Company or its Subsidiaries, or (z) which is disclosed in a prospectus or other documents available for dissemination to the public. Nothing in this Section 6.7 shall in any way limit or otherwise modify
                        -----------
any confidentiality covenants entered into by any Member pursuant to any other agreement to which such Member and the Company or any of its Subsidiaries are parties.

          Section 6.8    Voting Rights.  On all matters which are required
                         -------------
pursuant to this Agreement or the Act or other applicable law to be voted on by the Company's Members, the holders of Common Units and the holders of Preferred Units shall be entitled to vote on all such matters voting together as a single class, with each Common Unit entitled to one vote per Common Unit and each Preferred Unit entitled to one vote for each Common Unit issuable upon conversion of such Preferred Unit as of the record date for such vote (or, if no record date is specified, as of the date of such vote). Except with respect to the proviso in Section 10.5 or as otherwise required by law, the holders of
               ------------
Senior Units shall have no right to vote such Units on any matter submitted to the Company's Members for a vote.

                                  ARTICLE VII

                          DISSOLUTION AND LIQUIDATION

           Section 7.1   Dissolution.  The Company shall be dissolved, and its
                         -----------
affairs shall be wound up and terminated, upon:

          (a) the affirmative vote of the Board of Managers, together with a Required Vote of the Members, approving such dissolution and liquidation; or

          (b) an administrative dissolution or the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as set forth above or as otherwise required by law, the Company is intended to have perpetual existence. The Company shall not be dissolved by the admission of additional or substitute Members or by an Event of Withdrawal, and upon and after any such admission or event the Company shall continue in existence subject to the terms and conditions of this Agreement.

           Section 7.2   Liquidation of Company Interests.
                         --------------------------------

          (a) Upon dissolution, the Company shall be liquidated in an orderly manner. The Board of Managers shall act (or it may appoint one or more Members, Representatives, officers, or other Persons to act) as the liquidators to wind up the affairs of the Company pursuant to this Agreement and terminate the Company. The costs of liquidation shall be borne by the Company. Prior to final distribution and termination, the liquidators shall continue to operate the Company and its assets with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

               (i) the liquidators shall pay, satisfy and discharge all debts, obligations, and other liabilities of the Company to its creditors (including, without limitation, all sales commissions or other expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, establishing cash reserves to be held in escrow for contingent or unforeseen liabilities of the Company, in such amounts and for such holding periods as the liquidators may reasonably determine); and

               (ii) after payment or provision for payment of all of the Company's liabilities has been made in accordance with subparagraph (i),
     (A) a final performance vesting determination shall be made under the Performance Vesting Agreement, if it remains in effect, (B) a final allocation of all items of income, gain, loss, and expense shall be made in accordance with Section 3.2 hereof, and (C) all remaining assets of the
                     -----------
     Company shall be distributed to the Members in accordance with Section
                                                                    -------
     3.1(c).  Any non-cash assets distributed to the Members shall first be
     ------
     written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 3.2.
                                                           -----------

          (b) In making distributions, the liquidators shall allocate each type of Company assets among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such Member.

          (c) The distribution of cash and/or property to a Member in accordance with the provisions of this Section 6.2 constitutes a complete return to such
                            -----------
Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and the Company's property. This paragraph constitutes a compromise to which all Members have consented within the meaning of the Act.

          (d) Upon completion of the distribution of the Company's assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board of Managers (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take all such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 7.2(d).
                               --------------

          (e) A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 7.2 in order to minimize any losses otherwise attendant
                 -----------
upon such winding up.

          (f) The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to any Member (it being understood that any such return shall be made solely from Company assets).

           Section 7.3   Valuation.
                         ---------

          (a) The "Fair Market Value" of any assets to be valued under this
                   -----------------
Agreement shall be determined in accordance with this Section 7.3.
                                                      -----------

          (b) The Fair Market Value of any asset constituting cash or cash equivalents shall be equal to the amount of such cash or cash equivalents.

          (c) The Fair Market Value of any asset constituting publicly traded securities shall be the average, over a period of 21 days consisting of the date of valuation and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on the primary securities exchange on which such securities may at that time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization. Notwithstanding the foregoing, in the event that the publicly traded securities in question cannot be immediately sold in the public market due to holding period and/or volume limitations under SEC Rule 144, the Fair Market Value of such securities shall be equal to 75% of the value determined pursuant to the preceding sentence.

          (d) The Fair Market Value of any assets other than cash, cash equivalents, or publicly traded securities shall be the fair value of such assets, determined on the basis of an orderly, arm's length sale (structured to produce the highest price for such assets) to a willing, unaffiliated buyer (or to a willing affiliated strategic buyer, provided that Fair Market Value shall
                                         --------
not include any premium that such an affiliated strategic buyer would be willing to pay to the extent such premium is attributable solely to such Person's then-current affiliation, unless such Person has made a fully financed, firm commitment offer (with no material conditions) to purchase such assets at a price that includes such premium), taking into account all relevant factors determinative of value. Such fair value shall be determined jointly by the Company, the holders of a majority of the Preferred Units then outstanding, and the holders of a majority of the Common Units then outstanding. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing the type of assets to be valued, which appraiser shall be jointly selected by the Company, the holders of a majority of the Preferred Units then outstanding, and the holders of a majority of the Common Units then outstanding. The determination of such appraiser shall be final and binding on all parties, and the fees and expenses of such appraiser shall be borne by the Company.


                                  ARTICLE VII

                                BOOKS OF ACCOUNT

          Section 8.1    Records and Accounting.  The Company shall maintain
                         ----------------------
complete and accurate books of account of the Company's affairs at the Company's principal office, which books shall be open to inspection by any Member (or such Member's authorized representative) at any time during ordinary business hours.

          Section 8.2    Bank Accounts.  The Company may establish accounts for
                         -------------
the deposit of Company funds, in such types and at such institutions, as shall be determined from time to time by the Board of Managers.

          Section 8.3    Fiscal Year.  The Fiscal Year of the Company shall be
                         -----------
the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board of Managers.

          Section 8.4    Tax Elections.  The Taxable Year of the Company shall
                         -------------
be the same as the Company's Fiscal Year, unless the Board of Managers shall determine otherwise in its sole discretion and in compliance with applicable laws. The Board of Managers shall in its sole discretion determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to any such election.

          Section 8.5    Tax Reports.  The Company shall provide to each Member
                         -----------
within 75 days after the end of each Taxable Year, the Company's tax return and form K-1 for such Taxable Year, and such other information as may be necessary for the preparation of each such Member's United States federal and state income tax returns.

          Section 8.6    Tax Controversies.  The Member having the right to cast
                         -----------------
the greatest number of votes in any vote of the Members pursuant to Section 6.8
                                                                    -----------
shall be designated the Tax Matters Member and shall be authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Member shall keep all Members fully informed of the progress of any examinations, audits or other proceedings, and all Members shall have the right to participate in any such examinations, audits or other proceedings. Notwithstanding the foregoing, the Tax Matters Member shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Board of Managers.

          Section 8.7    Subpart F Income.  The Company shall use its reasonable
                         ----------------
best efforts to cause its Subsidiaries to avoid recognizing income that would be includable by the Company and its Members under Code (S)951; provided that the
                                                             -------- ----
Company and its Subsidiaries shall be free to take actions which will result in income includable by the Company and its Members so long as the Company pays tax distributions to the Members with respect to such income under Section 3.1(b).

                                   ARTICLE IX

                               POWER OF ATTORNEY

          Each of the undersigned does hereby constitute and appoint each Representative and liquidator with full power to act without the others (subject to the provisions of Article V hereof), as such Member's true and lawful
                     ---------
representative and attorney-in-fact, in such Member's name, place and stead, to make, execute, sign, acknowledge and deliver or file in such form and substance as is approved by the Board of Managers (a) all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Company, or to qualify or continue the qualification of the Company in the State of Delaware and in all jurisdictions in which the Company may conduct business or own property, and any amendment to, modification to, restatement of or cancellation of any such instrument, document or certificate, (b) all instruments which the Board of Managers shall deem appropriate to reflect any amendment, change, modification, or restatement of this Agreement approved in accordance with the terms hereof, (c) all conveyances and other instruments, documents and certificates which may be required to effectuate the dissolution and termination of the Company, and (d) all instruments relating to the admission, withdrawal, or substitution of any Member in accordance with the terms hereof; provided,
                                                                   ---------
however, that the foregoing power of attorney is limited to the performance of
--------
ministerial acts only and shall not extend to material matters of governance or economic substance. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the death, disability, incompetency, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of such Member's Company interest, and shall extend to such Member's heirs, successors, assigns, and personal representatives.


                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.    Conversion of the Company into a "C" Corporation.  At
                         ------------------------------------------------
any time after the date hereof, upon the occurrence of a Qualified Public Offering of the Company's securities, the Company will (unless otherwise determined by the Board of Managers and the Required Vote of the Members) be converted (whether by merger, consolidation, or otherwise) into a corporation (as such term is used in Subchapter C of the Code, (S)(S)301, et seq.).
                                                              ------
Pursuant to such conversion:

               (i) each holder of Preferred Units shall receive in exchange for such Preferred Units a number of shares of convertible preferred stock of the Company (having rights and preferences substantially identical to the Preferred Units) equal to the product of (x) the total number of shares of convertible preferred stock issued in such conversion times (y) a fraction,
                                                           -----
     the numerator of which is the number of Preferred Units held by such holder immediately prior to such conversion, and the denominator of which is the total number of Preferred Units outstanding immediately prior to such conversion. Each share of convertible preferred stock received in such conversion shall, as of immediately after such conversion, be deemed to have a liquidation value and accrued, paid, unpaid, and accumulated dividends thereon equal to the respective Liquidation Value and the accrued, paid, unpaid, and accumulated Preferred Yield existing as of immediately prior to such conversion with respect to the Preferred Units exchanged in such conversion for such share of preferred stock;

               (ii) each holder of Common Units shall receive in exchange for such Common Units a number of shares of common stock of the Company (having rights and preferences substantially identical to the Common Units) equal to the product of (x) the total number of shares of common stock issued in such conversion times (y) a fraction, the numerator of which is the number
                     -----
     of Common Units held by such holder immediately prior to such conversion, and the denominator of which is the total number of Common Units outstanding immediately prior to such conversion;

               (iii) each holder of Class A Senior Units shall receive in exchange for such Class A Senior Units a promissory note of the Company with the following terms: (A) an aggregate principal amount equal to the aggregate Capital Contributions made in respect of all Class A Senior Units held by such holder immediately prior to such conversion, (B) accruing simple interest at a rate of 8% per annum, (C) all principal and accrued interest payable upon the first to occur of a Qualified Public Offering, a Sale of the Company, or the fourth anniversary of the issuance of such Class A Senior Units, (D) liquidation rights junior to all senior debt obligations of the Company, and (E) such other terms and conditions as are substantially identical to the rights and preferences of the Class A Senior Units hereunder. Each promissory note received in such conversion shall, as of immediately after such conversion, be deemed to have accrued and unpaid interest thereon in an amount equal to simple interest on the aggregate Capital Contributions made in respect of all Class A Senior Units exchanged in such conversion for such promissory note, at a rate of 8% per annum, from the date of issuance of such Class A Senior Units to the date of such conversion);

               (iv) each holder of Class B Senior Units shall receive in exchange for such Class B Senior Units a promissory note of the Company with the following terms: (A) an aggregate principal amount equal to the aggregate Class B Senior Value of all Class B Senior Units held by such holder immediately prior to such conversion, (B) accruing interest in the same manner and at the same times as the Class B Senior Yield would accrue on the exchanged Class B Senior Units, (C) principal and accrued interest payable in the same manner and at the same times as the exchanged Class B Senior Units would be redeemed pursuant to Section 4.1(a)(ii) and would
                                                ------------------
     receive distributions pursuant to Sections 3.1(c) and (f), (D) liquidation
                                       ---------------     ---
     rights junior to all senior debt obligations of the Company and the promissory notes issued in exchange for the Class A Senior Units, and pari passu with the payment of the Liquidation Value (and all accrued but unpaid dividends thereon) of the Company's convertible preferred stock, and (E) such other terms and conditions as are substantially identical to the rights and preferences of the Class B Senior Units hereunder. Each promissory note received in such conversion shall, as of immediately after such conversion, be deemed to have accrued, paid, unpaid, and accumulated interest thereon in an amount equal to the accrued, paid, unpaid, and accumulated Class B Senior Yield, respectively, existing as of immediately prior to such conversion with respect to all Class B Senior Units exchanged in such conversion for such promissory note.

          Section 10.2   Further Action.  The parties shall execute and deliver
                         --------------
all documents, instruments, and certificates, provide all information, and take or refrain from taking all such further actions as may be necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined in good faith by the Board of Managers.

          Section 10.3   Title to Company Assets.  The Company's assets will be
                         -----------------------
deemed to be owned by the Company as an entity, and no Member, individually or collectively, will have any ownership interest in any Company asset or any portion thereof.

          Section 10.4   Creditors.  None of the provisions of this Agreement
                         ---------
shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a creditor.

          Section 10.5   Amendments, Modifications, or Waivers.  Any provision
                         -------------------------------------
of this Agreement may be amended, modified or waived upon the prior written approval of the Members by a Required Vote; provided that any amendment,
                                            --------
modification, or waiver which adversely affects any Member's rights or obligations hereunder relative to the Members voting in favor thereof, such amendment, modification, or waiver shall also require the written consent of such Member so adversely affected; and provided further that if any such
                                   --------------------
amendment, modification, or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification, or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver.

          Section 10.6   Successors and Assigns.  Except as otherwise provided
                         ----------------------
herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, whether so expressed or not.

          Section 10.7   Remedies.  Each Member shall have all rights and
                         --------
remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          Section 10.8   Governing Law.  All issues and questions concerning the
                         -------------
construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          Section 10.9   Severability.  Whenever possible, each provision of
                         ------------
this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          Section 10.10  Counterparts.  This Agreement may be executed
                         ------------
simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

          Section 10.11  Descriptive Headings; Interpretation.  The descriptive
                         ------------------------------------
headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          Section 10.12  Notices.  All notices, demands or other communications
                         -------
to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

          To MDCP:
          --------

          Three First National Plaza, Suite 3800
          Chicago, Illinois 60670
          Attention: Paul J. Finnegan
                     James N. Perry, Jr.
                     James H. Kirby
          Telephone: (312) 895-1000
          Telecopy:  (312) 895-1001

          with a copy (which shall not constitute notice) to:
          ---------------------------------------------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Jeffrey W. Richards, Esq.
          Telephone: (312) 861-2473
          Telecopy:  (312) 861-2200

          To DeGeorge or DeGeorge Holdings:
          ---------------------------------

          c/o LPL Investment Group Inc.
          140 Intracoastal Pointe Drive, Suite 410
          Jupiter, Florida 33477
          Telephone: (561) 745-1001
          Telecopy:  (561) 745-2299

          with a copy (which shall not constitute notice) to:
          ---------------------------------------------------

          Winthrop, Stimson, Putnam & Roberts
          One Battery Park Plaza
          New York, New York 10004-1490
          Attention: David P. Falck, Esq.
          Telephone: (212) 858-1438
          Telecopy:  (212) 858-1500

          To Meritage:
          -----------

          Meritage Private Equity Fund, L.P.
          1600 Wynkoop Street, Suite 1600
          Denver, Colorado 80202
          Attention: John R. Garrett
          Telephone: (303) 352-2040
          Telecopy: (303) 352-2050

          To any Executive:  at the Company's address, to the attention of such
          ----------------
          Executive

          with a copy (which shall not constitute notice) to:
          ---------------------------------------------------

          Holme Roberts & Owen LLP
          1700 Lincoln Street
          Suite 4100
          Denver, Colorado 80203
          Attention: W. Dean Salter, Esq.
          Telephone: (303) 866-0245
          Telecopy:  (303) 866-0200

          To any other Member: at the address for such Member listed in the
          --------------------
          Company's records

          To the Company:
          ---------------

          6300 Syracuse Way , Suite 355
          Englewood, Colorado 80111
          Attention: Chief Executive Officer
          Telephone: (303) 741-4788
          Telecopy:  (303) 741-4823

or to such other address or facsimile number or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          Section 10.13  Complete Agreement. This Agreement, the documents
                         ------------------
expressly referred to herein, and related documents of even date herewith and therewith embody the complete agreement and understanding among the parties and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Prior Agreement, the First Amended Agreement, and the Second Amended Agreement).

          Section 10.14  Business Days.  If any time period for giving notice or
                         -------------
taking action hereunder expires on a day which is a Saturday, Sunday, or legal holiday in the State of Colorado, the Republic of France, or the jurisdiction in which the Company's principal office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday, or legal holiday.

           Section 10.15 [Intentionally Omitted].
                          ---------------------

          Section 10.16  Delivery by Facsimile.  This Agreement, the agreements
                         ---------------------
referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          Section 10.17  Effectiveness of Agreement.  This Agreement shall be
                         --------------------------
valid, binding, and effective against each Member (including Meritage, Pearson LLC #2, Karafiol, Kirsch, Northwestern, and SCI) when it has been signed by such Member. Pursuant to Section 10.5 of the Second Amended Agreement, this Agreement amending and restating the Second Amended Agreement shall be valid, binding, and effective against all Members when it has been signed by Members constituting a Required Vote.

                 *          *          *          *          *

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Limited Liability Company Agreement to be signed as of the date first above written.

                         MEMBERS:
                         --------

                         DeGEORGE HOLDINGS LIMITED PARTNERSHIP

                         By LPL Investment Group, Inc., its general partner

                         By        /s/ Lawrence F. DeGeorge
                            ---------------------------------------------------
                              Lawrence F. DeGeorge, its Chairman


                         MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                         By Madison Dearborn Partners II, L.P., its general partner

                         By Madison Dearborn Partners, Inc., its general partner

                         By                  /s/  Paul Finnegan
                             --------------------------------------------------

                         Its                 Managing Director
                               ------------------------------------------------


                         MERITAGE PRIVATE EQUITY FUND, L.P.

                         By Meritage Investment Partners, LLC, its general
                            partner

                         By:           /s/ Laura J. Beller
                             --------------------------------------------------
                                           Managing Member


                                              /s/ James C. Allen
                         ------------------------------------------------------
                                                James C. Allen


                                         /s/ Royce J. Holland
                         ------------------------------------------------------
                                           Royce J. Holland


                                          /s/ George T. Laub
                         ------------------------------------------------------
                                            George T. Laub


                                          /s/ Reed E. Hundt
                         ------------------------------------------------------
                                            Reed E. Hundt

                         DOVEY COMPANY LLC

                         By          /s/ James E. Dovey
                             --------------------------------------------------
                                James E. Dovey, its manager


                         DOVEY FAMILY PARTNERS LLLP

                         By                  /s/ James E. Dovey
                             --------------------------------------------------
                                    James E. Dovey, its general partner



                                              /s/ James E. Dovey
                         ------------------------------------------------------
                                                James E. Dovey


                                           /s/ William H. Pearson
                         ------------------------------------------------------
                                             William H. Pearson


                                           /s/ Richard N. Clevenger
                         ------------------------------------------------------
                                             Richard N. Clevenger


                                           /s/ David E. Lacey
                         ------------------------------------------------------
                                             David E. Lacey

                         HAJ PEARSON LLC


                         By  /s/ William H. Pearson
                             -----------------------------------------
                              William H. Pearson, its manager



                         HAJ LLC


                         By  /s/ William H. Pearson
                             -----------------------------------------
                              William H. Pearson, its manager



                         CLEVENGER COMPANY LLC


                         By  /s/ Richard N. Clevenger
                             -----------------------------------------
                              Richard N. Clevenger, its manager



                         CLEVENGER FAMILY LLLP


                         By  /s/ Richard N. Clevenger
                             -----------------------------------------
                              Richard N. Clevenger, its general partner

                                           /s/ Emile Karafiol
                         ------------------------------------------------------
                         Emile Karafiol


                                         /s/ William S. Kirsch
                         ------------------------------------------------------
                         William S. Kirsch


                         NORTHWESTERN UNIVERSITY


                         By       /s/ David L. Wagner
                             --------------------------------------------------

                         Its        V.P. and C.I.O.
                             --------------------------------------------------


                         SILVER CROSS INVESTORS LLC


                         By      /s/ Jeffrey Richards
                            ---------------------------------------------------

                         Its            Manager
                               ------------------------------------------------

                         OTHER MEMBERS (SIGNATURES OF WHOM ARE
                         NOT INCLUDED) WHO ARE PARTY TO THIS
                         AGREEMENT PURSUANT TO THEIR EXECUTIVE
                         SECURITIES AGREEMENTS (AND/OR JOINDER
                         AGREEMENTS ENTERED INTO IN CONNECTION
                         THEREWITH):


                         Richard Folliot           John Hugo
                         Anna Lascar               Hughes Le Masne
                         Jean-Marie Le Monze       Gerd Menhorn
                         Charles Menatti           Martin Rushe
                         John Seder                Jean Rodriguez
                         Alexandre Westphalen      Gerhard Burtscher
                         Nicolas Pitance           Jean Francois Bouchaud
                         Claude LeMaire            Ralf Heydtmann
                         Michel Picariello         D. Werner Grum
                         Frank Lauterslager        Wolfgang Brauneis
                         John Puhl                 Peter Chalupny
                         Harold F. Carey, Jr.      Anton Matos
                         Guy Gensollen             Michael Hulm
                         Pierre Wattelier          Markus Lackermaier
                         Hansjorg Rieder
                         Jean-Francois Golhen
                         Jerome de Vitry
                         Martine Clarkson
                         Chantal Lebon
                         Marie LeCocq
                         Anne-Catherine Nicosia
                         Valerie Hotte
                         Marie-Christine Boudin
                         Van-Linh Siharath
                         Isabelle Dubien
                         Nadege Griffit
                         Gregory Burlinchon
                         Cecile Affret
                         Jean Rodriguez
                         Catherine Grosjean
                         Kathleen Hanlon

                               SCHEDULE OF UNITS
                               -----------------

                                                                         Capital                      Capital     Total Number
                                                          Number of   Contributions                Contributions  of Preferred
                                                           Series A   with respect    Number of     made as of    Units (after
                   Number of   Number of   Total Capital  Preferred   to Preferred    Series B      date hereof   giving effect
                    Common       Common    Contributions Units (as of Units (as of    Preferred    (with respect   to amended
                  Units (Non-    Units     with respect  immediately   immediately  Units (issued    to newly        Equity
                  Performance (Performance   to Common     prior to   prior to date  as of date   issued Series B   Purchase
     Member        Vesting)     Vesting)       Units     date hereof)    hereof)       hereof)      Preferred)     Agreement)
     ------       ----------- ------------ ------------- ------------ ------------- ------------- --------------- -------------

MDCP                                                        45,005    $ 45,005,000    8,712.91      $20,039,700     53,717.91
DeGeorge
 Holdings                                                   18,563    $ 18,563,000       3,625      $ 8,337,500        22,188
Meritage Private
 Equity Fund,
 L.P.                                                                                    4,575      $10,522,500         4,575
Meritage Private
 Equity Parallel
 Fund, L.P.                                                                                559      $ 1,285,700           559
Meritage
 Entrepreneurs
 Fund, L.P.                                                                                 83      $   190,900            83
Allen                  125                    $   125          500    $    500,000          98      $   225,400           598
Holland                125                    $   125          500    $    500,000          98      $   225,400           598
Laub                                                           100    $    100,000          20      $    46,000           120
Hundt                                                           75    $     75,000          15      $    34,500            90
Karafiol                                                                                 21.74      $    50,000         21.74
Kirsch                                                                                   21.74      $    50,000         21.74
Northwestern                                                                             10.87      $    25,000         10.87
SCI                                                                                      21.74      $    50,000         21.74
Dovey                3,374       2,025        $ 5,399
Dovey LLC                                                      530    $    530,000         210      $   483,000           740
Dovey LLLP             500                    $   500
Pearson              2,298       2,287        $ 4,585           53    $     53,000                                         53
                  Total Capital
                  Contributions
                  with respect
                     to all
                    Preferred
     Member           Units
     ------       -------------

MDCP              $ 65,044,700
DeGeorge
 Holdings         $ 26,900,500
Meritage Private
 Equity Fund,
 L.P.             $ 10,522,500
Meritage Private
 Equity Parallel
 Fund, L.P.       $  1,285,700
Meritage
 Entrepreneurs
 Fund, L.P.       $    190,900
Allen             $    725,400
Holland           $    725,400
Laub              $    146,000
Hundt             $    109,500
Karafiol          $     50,000
Kirsch            $     50,000
Northwestern      $     25,000
SCI               $     50,000
Dovey
Dovey LLC         $  1,013,000
Dovey LLLP
Pearson           $     53,000

                Schedule of Units (November 23, 1999) - Page 1

                                                                         Capital                      Capital     Total Number
                                                          Number of   Contributions                Contributions  of Preferred
                                                           Series A   with respect    Number of     made as of    Units (after
                   Number of   Number of   Total Capital  Preferred   to Preferred    Series B      date hereof   giving effect
                    Common       Common    Contributions Units (as of Units (as of    Preferred    (with respect   to amended
                  Units (Non-    Units     with respect  immediately   immediately  Units (issued    to newly        Equity
                  Performance (Performance   to Common     prior to   prior to date  as of date   issued Series B   Purchase
     Member        Vesting)     Vesting)       Units     date hereof)    hereof)       hereof)      Preferred)     Agreement)
     ------       ----------- ------------ ------------- ------------ ------------- ------------- --------------- -------------

Pearson LLC #1       2,079                    $ 2,079
Pearson LLC #2                                                                             87       $   200,100          87
Clevenger            2,231       1,045        $ 3,276
Clevenger LLC                                                  371     $   371,000         74       $   170,200         445
Clevenger LLLP       2,018                    $ 2,018
Lacey                  700         300        $ 1,000           53     $    53,000         87       $   200,100         140
Richard Folliot        111          48        $   159
Anna Lascar            111          48        $   159
Jean-Marie Le
 Monze                 111          48        $   159
Charles Menatti        500         215        $   715
John Seder             875         375        $  1250
Alexandre
 Westphalen            111          48        $   159
Nicolas Pitance         55          24        $    79
Claude LeMaire         111          48        $   159
Michel
 Picariello             55          24        $    79
Frank
 Lauterslager           55          24        $    79
John Puhl              111          48        $   159
Harold F. Carey,
 Jr.                   111          48        $   159
Guy Gensollen          111          48        $   159
Pierre Wattelier       111          48        $   159
                  Total Capital
                  Contributions
                  with respect
                     to all
                    Preferred
     Member           Units
     ------       -------------

Pearson LLC #1
Pearson LLC #2    $    200,100
Clevenger
Clevenger LLC     $    541,200
Clevenger LLLP
Lacey             $    253,100
Richard Folliot
Anna Lascar
Jean-Marie Le
 Monze
Charles Menatti
John Seder
Alexandre
 Westphalen
Nicolas Pitance
Claude LeMaire
Michel
 Picariello
Frank
 Lauterslager
John Puhl
Harold F. Carey,
 Jr.
Guy Gensollen
Pierre Wattelier

                Schedule of Units (November 23, 1999) - Page 2

                                                                         Capital                      Capital     Total Number
                                                          Number of   Contributions                Contributions  of Preferred
                                                           Series A   with respect    Number of     made as of    Units (after
                   Number of   Number of   Total Capital  Preferred   to Preferred    Series B      date hereof   giving effect
                    Common       Common    Contributions Units (as of Units (as of    Preferred    (with respect   to amended
                  Units (Non-    Units     with respect  immediately   immediately  Units (issued    to newly        Equity
                  Performance (Performance   to Common     prior to   prior to date  as of date   issued Series B   Purchase
     Member        Vesting)     Vesting)       Units     date hereof)    hereof)       hereof)      Preferred)     Agreement)
     ------       ----------- ------------ ------------- ------------ ------------- ------------- --------------- -------------

Hansjorg Rieder      424.9       182.1        $   607
Jean-Francois
 Golhen                111          48        $   159
Jerome de Vitry      424.9       182.1        $   607
John Hugo               56          24        $    80
Hughes Le Masne         56          24        $    80
Gerd Menhorn         111.3        47.7        $   159
Martin Rushe            70          30        $   100
Jean Rodriguez          35          15        $    50
Gerhard
 Burtscher           111.3        47.7        $   159
Jean Francois
 Bouchaud             55.3        23.7        $    79
Ralf Heydtmann        98.7        42.3        $   141
Wolfgang
 Brauneis            136.6(1)      4.4        $   141
D. Werner Grum         141(2)                 $   141
Peter Chalupny         141(2)                 $   141
Anton Matos            141(2)                 $   141
Michael Hulm           141(2)                 $   141
Markus
 Lackermaier           141(2)                 $   141
Martine Clarkson        10                    $    10
Chantal Lebon           10                    $    10
Marie LeCocq            10                    $    10
                  Total Capital
                  Contributions
                  with respect
                     to all
                    Preferred
     Member           Units
     ------       -------------

Hansjorg Rieder
Jean-Francois
 Golhen
Jerome de Vitry
John Hugo
Hughes Le Masne
Gerd Menhorn
Martin Rushe
Jean Rodriguez
Gerhard
 Burtscher
Jean Francois
 Bouchaud
Ralf Heydtmann
Wolfgang
 Brauneis
D. Werner Grum
Peter Chalupny
Anton Matos
Michael Hulm
Markus
 Lackermaier
Martine Clarkson
Chantal Lebon
Marie LeCocq

                Schedule of Units (November 23, 1999) - Page 3

                                                                        Capital                      Capital     Total Number
                                                         Number of   Contributions                Contributions  of Preferred
                                                          Series A   with respect    Number of     made as of    Units (after
                  Number of   Number of   Total Capital  Preferred   to Preferred    Series B      date hereof   giving effect
                   Common       Common    Contributions Units (as of Units (as of    Preferred    (with respect   to amended
                 Units (Non-    Units     with respect  immediately   immediately  Units (issued    to newly        Equity
                 Performance (Performance   to Common     prior to   prior to date  as of date   issued Series B   Purchase
     Member       Vesting)     Vesting)       Units     date hereof)    hereof)       hereof)      Preferred)     Agreement)
     ------      ----------- ------------ ------------- ------------ ------------- ------------- --------------- -------------

Anne-Catherine
 Nicosia                5                    $     5
Valerie Hotte           5                    $     5
Marie-Christine
 Boudin                 5                    $     5
Van-Linh
 Siharath               5                    $     5
Isabelle Dubien        10                    $    10
Nadege Griffit          5                    $     5
Gregory
 Burlinchon            10                    $    10
Cecile Affret           5                    $     5
Jean Rodriguez          5                    $     5
Catherine
 Grosjean               5                    $     5
Kathleen Hanlon        10                    $    10
                   ------       -----        -------       ------     -----------     ------       -----------      ------
TOTAL              18,485       7,422        $25,907       65,750     $65,750,000     18,320       $42,136,000      84,070
                   ======       =====        =======       ======     ===========     ======       ===========      ======
                 Total Capital
                 Contributions
                 with respect
                    to all
                   Preferred
     Member          Units
     ------      -------------

Anne-Catherine
 Nicosia
Valerie Hotte
Marie-Christine
 Boudin
Van-Linh
 Siharath
Isabelle Dubien
Nadege Griffit
Gregory
 Burlinchon
Cecile Affret
Jean Rodriguez
Catherine
 Grosjean
Kathleen Hanlon
                 -------------
TOTAL            $107,886,000
                 =============

                Schedule of Units (November 23, 1999) - Page 4
-----------------
(1) These 136.6 Non-Performance-Vesting Securities include 37.9 Common Units which are "Replication Securities" as described in Section 2.2(c)(v).
                                                   -----------------
(2) These 141 Non-Performance-Vesting Securities include 42.3 Common Units which are "Replication Securities" as described in Section 2.2(c)(v).
                                                   -----------------